As filed with the Securities and Exchange Commission

on April 30, 2001

Registration No. 811-8162

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM N-1A

AMENDMENT NO. 14 TO THE

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

MASTER INVESTMENT PORTFOLIO

(Exact Name of Registrant as Specified in Charter)

111 Center Street, Little Rock, Arkansas 72201

(Address of Principal Executive Offices, including Zip Code)

_______________________________________

Registrant's Telephone Number, including Area Code:

(800) 643-9691

Richard H. Blank, Jr.

c/o Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

(Name and Address of Agent for Service)

With a copy to:

Robert M. Kurucza, Esq.

Marco E. Adelfio, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W., Suite 5500

Washington, D.C. 20006-1812

EXPLANATORY NOTE

This Amendment No. 14 to the Registration Statement of Master Investment Portfolio (the "Trust") is being filed to add audited financial statements and certain related financial information for the fiscal year ended December 31, 2000 for the Trust’s Asset Allocation, Bond Index, Extended Index, International Index, Money Market, S&P 500 Index, Russell 2000 Index and U.S. Equity Index Master Portfolios, and to add certain other non-material changes to the Registration Statement.

This Amendment has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

Master Investment Portfolio

Cross Reference Sheet

Form N-1A Item Number

Part A Caption

4 Investment Objectives, Principal Investment Strategies and Related Risks

5 Management’s Discussion of Fund Performance

6 Management, Organization and Capital Structure

7 Interestholder Information

8 Distribution Arrangements

9 Financial Highlights

Part B Caption

10 Cover Page and Table of Contents

11 Trust History

12 Description of the Master Portfolio and Its Investments and Risks

13 Management of the Trust

14 Control Persons and Principal Holders of Securities

15 Investment Advisory and Other Services

16 Brokerage Allocation and Other Practices

17 Capital Stock and Other Securities

18 Purchase, Redemption and Pricing of Interests

19 Taxation of the Trust

20 Underwriters

21 Calculation of Performance Data

22 Financial Statements

Part C Other Information

23-30 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this document.

MASTER INVESTMENT PORTFOLIO

ASSET ALLOCATION MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Asset Allocation Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolios are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

The Asset Allocation Master Portfolio seeks to maximize total return, consisting of capital appreciation and current income, without assuming undue risk. This Master Portfolio will follow an asset allocation strategy by investing in a wide range of publicly traded common stocks, U.S. Treasury bonds and money market instruments.

The investment objective of the Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The investment objective and policies of the Master Portfolio determines the types of portfolio securities in which the Master Portfolio invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the investment objective of the Master Portfolio will be achieved.

INVESTMENT POLICIES

The Asset Allocation Master Portfolio follows an asset allocation strategy. For the Master Portfolio, Barclays Global Fund Advisors ("BGFA") uses proprietary investment models ("Asset Allocation Models") that analyze extensive financial and economic data, including risk, correlation and expected return statistics, to recommend a portfolio allocation as described below. BGFA may, from time to time, develop and refine the Asset Allocation Models.

The Asset Allocation Master Portfolio will invest its assets among three asset classes -- common stocks, U.S. Treasury bonds and money market instruments as follows:

COMMON STOCKS. The Master Portfolio will invest in the common stocks which compose the Standard & Poor’s 500 Index (the "S&P 500 Index").(1)    The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. No attempt is made to manage this portion of the Master Portfolio’s investment portfolio in the traditional sense using economic, financial and market analysis. Instead, the Master Portfolio uses for this portion of its portfolio a computer program to determine which securities are to be purchased or sold to replicate the total return performance of the S&P 500 Index to the extent feasible. The percentage of the Master Portfolio’s assets invested in each stock will be approximately the same as the percentage such stock represents in the S&P 500 Index.

(FN 1)  S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor’s," "S&P," "S&P 500," and "Standard & Poor’s 500" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

U.S. TREASURY BONDS. The Master Portfolio will invest in U.S. Treasury bonds with remaining maturities of at least 20 years. The Master Portfolio will invest this portion of its assets in an effort to replicate the total return performance of the Lehman Brothers 20+ Year Treasury Index which is composed of U.S. Treasury securities with 20 years or more to maturity.

MONEY MARKET INSTRUMENTS. The Master Portfolio will invest in money market instruments.

RISK CONSIDERATIONS

General -- The net asset value per interest of the Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio’s portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolio’s daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so.

Foreign Securities -- The Master Portfolio may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Other Investment Considerations -- Because the Master Portfolio may shift investment allocations significantly from time to time, its performance may differ from funds which invest in one asset class or from funds with a stable mix of assets. Further, shifts among asset classes may result in relatively high turnover and transaction (i.e., brokerage commission) costs. Portfolio turnover also can generate short-term capital gains tax consequences. During those periods in which a higher percentage of the Master Portfolio’s assets are invested in long-term bonds, the Master Portfolio’s exposure to interest rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by the Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales are allocated equitably to each by the investment advice. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by the Master Portfolio or the price paid or received by the Master Portfolio.

The Master Portfolio may enter into futures transactions. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity at a specific price on a specified date in the future. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that the Master Portfolio may purchase may also be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio may use some derivatives as part of its short-term liquidity holdings and/or as substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Master Portfolio may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

ITEM 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.35% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio’s investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio’s investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Dividends and distributions, if any, paid by the Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have less than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

INDEX MASTER PORTFOLIOS

S&P 500 INDEX MASTER PORTFOLIO

BOND INDEX MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20 , 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the S&P 500 Index and Bond Index Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of MIP. Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of one Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests of a Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVES

The S&P 500 Index Master Portfolio seeks to provide investment results that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor’s 500 Stock Index.(1)

(FN 1) S&P does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Standard & Poor’s(R)," "S&P(R)," "S&P 500(R)," and "Standard & Poor’s 500(R)" are trademarks of McGraw-Hill, Inc. The Master Portfolio is not sponsored, endorsed, sold, or promoted by S&P and S&P makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

The Bond Index Master Portfolio seeks to provide investment results that correspond to the total return performance of fixed-income securities in the aggregate, as represented by the Lehman Brothers Government/Credit Bond Index.

The investment objective of each Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio’s outstanding voting interests. The differences in objectives and policies among each Master Portfolio determines the types of portfolio securities in which each Master Portfolio invests and can be expected to affect the degree of risk to which each Master Portfolio is subject and the performance of each Master Portfolio. There can be no assurance that the investment objective of each Master Portfolio will be achieved.

INVESTMENT POLICIES

The S&P 500 Index Master Portfolio seeks to replicate the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Master Portfolio’s assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

The Bond Index Master Portfolio seeks to replicate the total return performance of the Lehman Brothers Government/Credit Bond Index, which is composed of approximately 6,500 fixed-income securities, including U.S. Government securities and investment grade corporate bonds, each with an issue size of at least $150 million and remaining maturity of greater than one year. The Bond Index Master Portfolio invests in a sample of these securities. It invests at least 65% of its total assets in bonds and debentures. Securities are selected for investment by the Bond Index Master Portfolio in accordance with their relative proportion of the Lehman Brothers Government/Credit Bond Index as well as based on credit quality, issuer sector, maturity structure, coupon rates and callability, among other factors, as described below.

No attempt is made to manage the portfolio of each Master Portfolio using economic, financial and market analysis. Each Master Portfolio is managed by determining which securities are to be purchased or sold to replicate, to the extent feasible, the investment characteristics of its respective benchmark Index. Under normal market conditions, at least 90% of the value of each Master Portfolio’s total assets is invested in securities comprising such Master Portfolio’s Index. Each Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of such Master Portfolio’s benchmark Index. Notwithstanding the factors described below, perfect (100%) correlation would be achieved if the total return of a Master Portfolio’s net assets increased or decreased exactly as the total return of such Master Portfolio’s benchmark Index increased or decreased. A Master Portfolio’s ability to match its investment performance to the investment performance of its respective benchmark Index may be affected by, among other things, the Master Portfolio’s expenses, the amount of cash and cash equivalents held by the Master Portfolio, the manner in which the total return of the Master Portfolio’s benchmark Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. Each Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its portfolio to the securities comprising such Master Portfolio’s benchmark Index. Barclays Global Fund Advisors ("BGFA") regularly monitors each Master Portfolio’s correlation to its respective benchmark Index and adjusts the portfolio of each Master Portfolio to the extent necessary to achieve a correlation of at least 95% with its respective Index. Inclusion of a security in an Index in no way implies an opinion by the sponsor of the Index as to its attractiveness as an investment. The Master Portfolios are not sponsored, endorsed, sold or promoted by the sponsor of their respective Indices.

The sampling techniques utilized by each Master Portfolio are expected to be an effective means of substantially duplicating the investment performance of their respective Indices. However, no Master Portfolio is expected to track its benchmark Index with the same degree of accuracy that complete replication of such Index would have provided. Over time, the portfolio composition of each Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of its respective Index.

In seeking to replicate the performance of its respective Index, each Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. Each Master Portfolio attempts to be fully invested at all times in securities comprising such Master Portfolio’s Index and in futures and options. Each Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity.

RISK CONSIDERATIONS

General -- The net asset value per interest of each Master Portfolio is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the S&P 500 Index Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

Debt Securities -- The debt instruments in which the Bond Index Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of the debt instruments in which the Master Portfolio invests may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of the debt instruments in which the Master Portfolio invests. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of these investments. Although some of the Master Portfolio’s portfolio securities are guaranteed by the U.S. Government, its agencies or instrumentalities, such securities are subject to interest rate risk and the market value of these securities, upon which the Master Portfolio’s daily net asset value is based, will fluctuate. No assurance can be given that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. During those periods in which a higher percentage of a Master Portfolio’s assets are invested in long-term bonds, the Master Portfolio’s exposure to interest-rate risk will be greater because the longer maturity of such securities means they are generally more sensitive to changes in market interest rates than short-term securities.

Foreign Securities -- The Master Portfolios may invest in the securities of foreign issuers. Investing in the securities of issuers in any foreign country, including American Depository Receipts ("ADRs") and European Depository Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. A Master Portfolio’s performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

Futures Transactions -- The Master Portfolios may enter into futures transactions, which involves risk. The futures contracts and options on futures contracts that the Master Portfolios may purchase may be considered derivatives. Certain of the floating- and variable-rate instruments that the Master Portfolios may purchase also may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolios may use some derivatives as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. The Master Portfolios may not use derivatives to create leverage without establishing adequate "cover" in compliance with SEC leverage rules.

ITEM 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to each Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets under management.

BGFA provides each Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of each Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of each Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% and 0.05% of the average daily net assets of the Bond Index Master Portfolio and S&P 500 Index Master Portfolio, respectively, as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of a Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders of the securities held by a Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolios may invest.

Asset allocation and modeling strategies are employed by BGFA for other investment companies and accounts advised or sub-advised by BGFA. If these strategies indicate particular securities should be purchased or sold, at the same time, by a Master Portfolio and one or more of these investment companies or accounts, available investments or opportunities for sales will be allocated equitably to each by BGFA. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Master Portfolio or the price paid or received by such Master Portfolio.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in a Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of each Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolios’ investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolios’ investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in a Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in a Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolios will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolios may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolios ordinarily utilize is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolios reserve the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect a Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolios generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolios. All the net investment income of the Master Portfolios so determined is allocated pro rata among the investors in the Master Portfolios at the time of such determination.

Capital gains realized by the Master Portfolios will be distributed at least annually. Dividends and distributions, if any, paid by a Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that each Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in a Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, each Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Each Master Portfolio will have less than 100 investors.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Money Market Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act") and for other purposes an interestholder of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

The Money Market Master Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity, by investing in high quality, short-term investments. These securities include obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises), certificates of deposit and U.S. Treasury bills, high-quality debt obligations, such as corporate debt, certain obligations of U.S. banks and certain repurchase agreements.

The investment objective of the Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting securities. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests and can be expected to affect the degree of risk to which the Master Portfolio is subject and the performance of the Master Portfolio. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

RISK CONSIDERATIONS

The Master Portfolio’s investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

Pursuant to the 1940 Act, the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

The Master Portfolio emphasizes safety of principal and high credit quality. In particular, the internal investment policies of the Master Portfolio’s investment adviser, Barclays Global Fund Advisors ("BGFA"), have always prohibited the purchase by the Master Portfolio of many types of floating-rate instruments commonly referred to as derivatives that are considered to be potentially volatile. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets quarterly or more frequently, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

The Master Portfolio’s dollar-weighted average portfolio maturity must not exceed 90 days. Any security that the Master Portfolio purchases must have a remaining maturity of not more than 397 days (13 months). In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of "high quality." "High quality" means to be rated in the top two rating categories by the requisite NRSROs or, if unrated, determined to be of comparable quality to such rated securities by BGFA, as the Master Portfolio’s investment adviser, under guidelines adopted by MIP’s Board of Trustees. The Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

The Master Portfolio may invest up to 10% of its assets in illiquid securities. Illiquid securities, which may include certain restricted securities, may be difficult to sell promptly at an acceptable price. Certain restricted securities may be subject to legal restrictions on resale. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

ITEM 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio’s investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio’s investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Dividends and distributions, if any, paid by the Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have less than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

EXTENDED INDEX MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Extended Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interest in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

The Extended Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 4500 Equity Index (the "Wilshire 4500 Index" or the "Index"). (1)

(FN 1) Wilshire Associates, Inc. ("Wilshire Associates") does not sponsor the Master Portfolio, nor is it affiliated in any way with BGFA or the Master Portfolio. "Wilshire 4500 Equity Index," "Wilshire 4500 Index," and "Wilshire 4500," are trademarks of Wilshire Associates of Santa Monica, California. The Master Portfolio is not sponsored, endorsed, sold, or promoted by the Wilshire 4500 Index, and neither Wilshire Associates nor the Wilshire 4500 Index makes any representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

PRINCIPAL STRATEGIES

The Extended Index Master Portfolio seeks to match the total return performance of U.S. stocks. The Fund defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Wilshire 4500 Index. Under normal market conditions, at least 90% of the value of the Master Portfolio’s total assets is invested in securities comprising the Wilshire 4500 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Wilshire 4500 Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the Wilshire 4500 Index may be affected by, among other things: the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Wilshire 4500 Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 4500 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio’s correlation to the Wilshire 4500 Index and adjusts the Master Portfolio’s portfolio to the extent necessary. Inclusion of a security in the Wilshire 4500 Index in no way implies an opinion by Wilshire Associates as to its attractiveness as an investment.

The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Wilshire 4500 Index. However, the Master Portfolio is not expected to track the Wilshire 4500 Index with the same degree of accuracy that complete replication of such Index would provide. In addition , at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 4500 Index.

In seeking to match the performance of the Wilshire 4500 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 4500 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS

General -- The value of the Master Portfolio’s interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small to medium size companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

ITEM 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

CO-ADMINISTRATORS – Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with Stephens.

Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio’s investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio’s investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Dividends and distributions, if any, paid by the Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have less than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

U.S. EQUITY INDEX MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part A is for the U.S. Equity Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE - Master Portfolio.

The U.S. Equity Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Wilshire 5000 Equity Index (the "Wilshire 5000 Index").(1)  The Master Portfolio uses a "fund of funds" structure to track the Wilshire 5000 Index, which is comprised of the stocks in the Standard & Poor’s 500 Stock Index ("S&P 500 Index"), except for a small number of foreign stocks that represent approximately 3% of the S&P 500 Index, and the stocks in the Wilshire 4500 Equity Index (the "Wilshire 4500 Index"). In this regard, the Master Portfolio seeks to achieve its objective by investing substantially all of its assets in two other master portfolios of MIP -- the Extended Index Master Portfolio (which invests substantially all of its assets in a representative sample of stocks comprising the Wilshire 4500 Index) and the S&P 500 Index Master Portfolio (which invests substantially all of its assets in stocks comprising the S&P 500 Index) (separately, the "Extended Index Portfolio" and the "S&P 500 Index Portfolio," respectively, and together, the "Underlying Portfolios"). The Master Portfolio’s assets will be invested in the Underlying Portfolios of MIP in proportions adjusted periodically to maintain the capitalization range of the Wilshire 5000 Index. The performance of the Master Portfolio will correspond directly to the performance of the Underlying Portfolios. The Master Portfolio may not track its index perfectly, as differences between the index and the Master Portfolio’s Underlying Portfolios may cause differences in performance.

(FN 1)McGraw-Hill, Inc.("McGraw-Hill") and Wilshire Associates, Inc. ("Wilshire Associates") do not sponsor any portfolios of MIP, nor are they affiliated in any way with BGFA or MIP. "Standard & Poor’s," "S&P," "S&P 500," and "Standard & Poor’s 500" are trademarks of McGraw-Hill. "Wilshire 5000 Equity Index" and "Wilshire 4500 Equity Index" and related marks are trademarks of Wilshire Associates. None of the portfolios of MIP are sponsored, endorsed, sold, or promoted by these indices or their sponsors and neither the indices nor their sponsors make any representation or warranty, express or implied, regarding the advisability of investing in MIP portfolios.

INVESTMENT OBJECTIVES - Underlying Portfolios.

The S&P 500 Index Portfolio seeks to provide investment results, before fees and expenses, that correspond to the total return performance of publicly traded common stocks in the aggregate, as represented by the S&P 500 Index.

The Extended Index Portfolio seeks to approximate, before fees and expenses, the capitalization range and performance of the Wilshire 4500 Index.

The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

ABOUT THE INDICES

The Wilshire 5000 Index was created December 31, 1980. It measures the performance of all U.S. headquartered equity securities with readily available price data. Over 7,000 capitalization weighted security returns are used to adjust the index.

The Wilshire 4500 Index was created December 31, 1983. It is the Wilshire 5000 Index with most of the companies in the S&P 500 Index removed. Over 6,500 capitalization weighted security returns are used to adjust the index.

The S&P 500 Index was created March 5, 1957. It is composed of 500 selected common stocks, most of which are listed on the NYSE.

The securities comprising the S&P 500 Index represent the stocks of primarily large-capitalization companies. The securities comprising the Wilshire 4500 Index represent the smaller- and medium-sized companies of the Wilshire 5000 Index. In order for the Master Portfolio to maintain a capitalization weighted representative sample of the Wilshire 5000 Index, it will invest in the Underlying Portfolios in proportion to the overall capitalization of their respective indices. Based on their relative overall capitalizations as of the date of this Part A, roughly two thirds of the Master Portfolio’s portfolio will be invested in the S&P 500 Index Portfolio and the other third in the Extended Index Portfolio. Historically, the overall capitalization of the indices has varied, and as a result, the Master Portfolio’s portfolio is also likely to vary.

INVESTMENT POLICIES - Master Portfolio.

The U.S. Equity Index Master Portfolio seeks to match the total return performance of the Wilshire 5000 Index, which is composed of over 7,000 selected common stocks traded on the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market. The weightings of stocks in the Wilshire 5000 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the Master Portfolio’s assets invested in the Underlying Portfolios is approximately the same as the percentage such Portfolios are invested in stocks represented in the Wilshire 5000 Index. Securities are selected for investment by the Underlying Portfolios as indicated below.

INVESTMENT POLICIES - Underlying Portfolios.

The Extended Index Portfolio seeks to match the total return performance of U.S. stocks, excluding the large-cap stocks included in the S&P 500 Index. The Master Portfolio defines these stocks as those comprising the Wilshire 4500 Index, which is composed of over 6,500 equity stocks of issuers headquartered in the United States. The Wilshire 4500 Index is almost entirely comprised of common stocks listed on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market. The weightings of stocks in the Wilshire 4500 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Extended Index Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Extended Index Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

The S&P 500 Index Portfolio seeks to match the total return performance of the S&P 500 Index, which is composed of 500 selected common stocks, most of which are listed on the New York Stock Exchange. The weightings of stocks in the S&P 500 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The percentage of the S&P 500 Index Portfolio’s assets invested in a given stock is approximately the same as the percentage such stock represents in the S&P 500 Index.

Unlike the Extended Index Portfolio, which invests in a representative sample of the over 6,500 stocks represented by its benchmark, the Wilshire 4500 Index, the S&P 500 Index Portfolio invests in all 500 of the stocks represented by its benchmark, the S&P 500 Index.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial or market analysis. The Master Portfolio is managed by determining which proportion of its assets will be invested in each Underlying Portfolio to match, to the extent feasible, the capitalization range and returns of the Wilshire 5000 Index. In turn, the Underlying Portfolios determine which securities are to be purchased or sold to match or sample their respective benchmarks. Under normal market conditions, at least 90% of the value of the Master Portfolio’s total assets are invested, through the Underlying Portfolios, in securities comprising the Wilshire 5000 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Wilshire 5000 Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the Wilshire 5000 Index may be affected by, among other things, the Master Portfolio’s and Underlying Portfolios’ expenses, the amount of cash and cash equivalents held by the Master Portfolio and the Underlying Portfolios, the manner in which the total returns of the Wilshire 5000 Index, the Wilshire 4500 Index and the S&P 500 Index are calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions.

The Underlying Portfolios use cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of their portfolio to the securities comprising their respective benchmarks. In turn, the Master Portfolio uses cash flows from its interestholder purchase and redemption activity to periodically adjust its investment in the Underlying Portfolios to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Wilshire 5000 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio’s correlation to the Wilshire 5000 Index and adjusts the Master Portfolio’s investment in the Underlying Portfolios to the extent necessary. Inclusion of a security in an index in no way implies an opinion by the sponsor of the index as to its attractiveness as an investment.

The sampling techniques utilized by the Master Portfolio and the Extended Index Portfolio are designed to allow said portfolios to substantially duplicate the investment performance of their respective benchmarks. However, the Master Portfolio is not expected to track the Wilshire 5000 Index with the same degree of accuracy that complete replication of such index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Wilshire 5000 Index, primarily by adjusting the Master Portfolio’s investment in the Underlying Portfolios. The S&P 500 Index Portfolio seeks to replicate completely the investments and capitalization range of the S&P 500 Index. 1926: The investment policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio are also references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

In seeking to match the performance of the Wilshire 5000 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Wilshire 5000 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio also may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS.

General -- The value of the Master Portfolio’s interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Wilshire 4500 Index are small- to medium-sized companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies such as those comprising the S&P 500 Index.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of the debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options thereon as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

ITEM 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio and the Underlying Portfolios. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets under management.

BGFA provides the Master Portfolio and the Underlying Portfolios with investment guidance and policy direction in connection with the daily portfolio management of each, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of each such portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio and the Underlying Portfolios.

BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

CO-ADMINISTRATORS – Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with Stephens.

Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio’s investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio’s investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Dividends and distributions, if any, paid by the Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have less than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests of one of the series and all assets in which such consideration is invested belong to that series (subject only to the rights of creditors of MIP) and is subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. MIP has the ability to create, from time to time, new series without interestholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolios are "master" funds in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in a Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolios. All other investors will invest in a Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolios.

ITEM 9. FINANCIAL HIGHLIGHTS

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

INTERNATIONAL INDEX MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20 , 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the International Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

The International Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of an international portfolio of common stocks represented by the Morgan Stanley Capital International Europe, Australia, Far East Free Index (the "EAFE Free Index," or the "Index").(1)

(FN 1) Morgan Stanley Capital International Inc. ("MSCI") does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors or the Master Portfolio. "Morgan Stanley Capital International Europe, Australia, Far East Free Index," "EAFE Free Index," and "EAFE," are trademarks of MSCI. The Master Portfolio is not sponsored, endorsed, sold or promoted by the EAFE Free Index, and neither MSCI nor the EAFE Free Index make any representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

PRINCIPAL STRATEGIES

The International Index Master Portfolio seeks to match the total return performance of foreign stock markets by investing in common stocks included in the EAFE Free Index. The EAFE Free Index is a capitalization-weighted index that currently includes stocks of companies located in 15 European countries (Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom), Australia, New Zealand, Hong Kong, Japan, and Singapore. Greece is scheduled to be added to the EAFE Free Index on or about Mary 31, 2001. The EAFE Free Index broadly represents the performance of foreign stock markets. The weightings of stocks in the EAFE Free Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the EAFE Free Index. Under normal market conditions, at least 90% of the value of the Master Portfolio’s total assets is invested in securities comprising the EAFE Free Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the EAFE Free Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the EAFE Free Index may be affected by, among other things: the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the EAFE Free Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the EAFE Free Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio’s correlation to the EAFE Free Index and adjusts the Master Portfolio’s portfolio to the extent necessary. Inclusion of a security in the EAFE Free Index in no way implies an opinion by MSCI as to its attractiveness as an investment.

BGFA may use statistical sampling techniques to attempt to replicate the returns of the EAFE Free Index using a smaller number of securities. Statistical sampling techniques attempt to match the investment characteristics of the index and the Master Portfolio by taking into account such factors as capitalization, industry exposures, dividend yield, price/earnings ratio, price/book ratio, earnings growth, country weightings and the effect of foreign taxes. The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the EAFE Free Index. However, the Master Portfolio is not expected to track the EAFE Free Index with the same degree of accuracy that complete replication of such Index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the EAFE Free Index.

In seeking to match the performance of the EAFE Free Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the EAFE Free Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks -- Investment Restrictions," in Part B.

RISK CONSIDERATIONS

General -- The value of the Master Portfolio’s interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. International stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the EAFE Free Index are small to medium size companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

Foreign Investment Risk -- The Master Portfolio invests substantially all of its assets in foreign securities. This means the Master Portfolio can be affected by the risks of foreign investing, including changes in currency exchange rates and the costs of converting currencies; foreign government controls on foreign investment; repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; volatility from lack of liquidity; different settlement practices or delayed settlements in some markets; difficulty in obtaining complete and accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic and social instability; and difficulty enforcing legal rights outside the U.S. All of these factors can make foreign investments, especially those in emerging markets, more volatile and potentially less liquid than U.S. investments.

Issuer-Specific Changes -- Changes in the financial condition of an issuer, changes in specific economic or political conditions that affect a particular type of security or issuer, and changes in general economic or political conditions can affect the value of an issuer’s securities.

Small Company Investing -- The value of securities of smaller, less well-known issuers can be more volatile than that of larger issuers and can react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks. Smaller issuers can have more limited product lines, markets and financial resources.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

In response to market, economic, political or other conditions, BGFA may temporarily use a different investment strategy for defensive purposes. If BGFA does so, different factors could affect the Master Portfolio’s performance and the Master Portfolio may not achieve its investment objective.

Item 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive fees at an annual rate of 0.15% of the first $1 billion, and 0.10% thereafter, of the Master Portfolio’s average daily net assets. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

CO-ADMINISTRATORS – Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with Stephens.

Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive monthly compensation for providing administration services to the Master Portfolio at the annual rate of 0.10% of the first $1 billion, and 0.07% thereafter, of the average daily net assets of the Master Portfolio.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio’s investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. International markets may be open on days when U.S. markets are closed, and the value of foreign securities owned by the portfolio could change on days when beneficial interests may not be purchased or redeemed. For further information regarding the methods employed in valuing the Master Portfolio’s investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid as a dividend daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a dividend to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Dividends and distributions, if any, paid by the Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have less than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP itself is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

RUSSELL 2000 INDEX MASTER PORTFOLIO

PART A

May 1, 2001

Responses to Items 1 through 3 have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

Item 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Russell 2000 Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Organizations or other entities that hold beneficial interest in the Master Portfolio are sometimes referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

The Russell 2000 Index Master Portfolio seeks to match as closely as practicable, before fees and expenses, the performance of the Russell 2000 Index (the "Index").(1)

FN 1 Frank Russell Company does not sponsor the Master Portfolio, nor is it affiliated in any way with Barclays Global Fund Advisors or the Master Portfolio. Frank Russell Company and Russell 2000 Index are trademarks of Frank Russell Company. The Master Portfolio is not sponsored, endorsed, sold, or promoted by Frank Russell Company, and Frank Russell Company makes no representation or warranty, express or implied, regarding the advisability of investing in the Master Portfolio.

The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio’s investment objective will be achieved.

PRINCIPAL STRATEGIES

The Russell 2000 Index Master Portfolio seeks to match the total return performance of the small-capitalization sector of the U.S. stock market by investing in common stocks included in the Russell 2000 Index. The Russell 2000 Index measures the small-capitalization sector of the U.S. equity market. It consists of the smallest 2000 companies in the Russell 3000 Index. The weightings of stocks in the Russell 2000 Index are based on each stock’s relative total market capitalization; that is, its market price per share times the number of shares outstanding. As of the date of this prospectus, the Russell 2000 Index represents approximately 6% of the market capitalization of listed U.S. equities. The Master Portfolio invests in a representative sample of these securities. Securities are selected for investment by the Master Portfolio in accordance with their capitalization, industry sector and valuation, among other factors.

No attempt is made to manage the portfolio of the Master Portfolio using economic, financial and market analysis. The Master Portfolio is managed by determining which securities are to be purchased or sold to match, to the extent feasible, the capitalization range and returns of the Russell 2000 Index. Under normal market conditions, at least 90% of the value of the Master Portfolio’s total assets is invested in securities comprising the Russell 2000 Index. The Master Portfolio attempts to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the Russell 2000 Index. The Master Portfolio’s ability to match its investment performance to the investment performance of the Russell 2000 Index may be affected by, among other things: the Master Portfolio’s expenses; the amount of cash and cash equivalents held by the Master Portfolio; the manner in which the total return of the Russell 2000 Index is calculated; the size of the Master Portfolio’s investment portfolio; and the timing, frequency and size of interestholder purchases and redemptions. The Master Portfolio uses cash flows from interestholder purchase and redemption activity to maintain, to the extent feasible, the similarity of its capitalization range and returns to those of the securities comprising the Russell 2000 Index. Barclays Global Fund Advisors ("BGFA") regularly monitors the Master Portfolio’s correlation to the Russell 2000 Index and adjusts the Master Portfolio’s portfolio to the extent necessary. Inclusion of a security in the Russell 2000 Index in no way implies an opinion by Frank Russell Company as to its attractiveness as an investment.

The sampling techniques utilized by the Master Portfolio are designed to allow the Master Portfolio to substantially duplicate the investment performance of the Russell 2000 Index. However, the Master Portfolio is not expected to track the Russell 2000 Index with the same degree of accuracy that complete replication of such Index would provide. In addition, at times, the portfolio composition of the Master Portfolio may be altered (or "rebalanced") to reflect changes in the characteristics of the Russell 2000 Index.

In seeking to match the performance of the Russell 2000 Index, the Master Portfolio also may engage in futures and options transactions and other derivative securities transactions and lend its portfolio securities, each of which involves risk. The Master Portfolio attempts to be fully invested at all times in securities comprising the Russell 2000 Index and in futures contracts and options on futures contracts, although the Master Portfolio may invest up to 10% of its assets in high-quality money market instruments to provide liquidity. The Master Portfolio may invest up to 15% of the value of its net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days. See Item 12, "Description of the Master Portfolio and Its Investments and Risks," in Part B.

RISK CONSIDERATIONS

General -- The value of the Master Portfolio’s interests is neither insured nor guaranteed, is not fixed and should be expected to fluctuate.

Equity Securities -- The stock investments of the Master Portfolio are subject to equity market risk. Equity market risk is the possibility that common stock prices will fluctuate or decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. In addition, many of the companies whose securities comprise the Russell 2000 Index are smaller companies which, historically, have been more susceptible to market fluctuations than securities of larger capitalization companies.

Debt Securities -- The debt instruments in which the Master Portfolio may invest are subject to credit and interest rate risk. Credit risk is the risk that issuers of debt instruments may default on the payment of principal and/or interest. Interest rate risk is the risk that increases in market interest rates may adversely affect the value of debt instruments. The value of debt instruments generally changes inversely to market interest rates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Changes in the financial strength of an issuer or changes in the ratings of any particular security may also affect the value of debt instruments. Although some debt instruments are guaranteed by the U.S. Government, its agencies or instrumentalities, such instruments are subject to interest rate risk and the market value of these instruments will fluctuate. No assurance can be given that the U.S. Government would provide financial support to the agencies or instrumentalities that issue or guarantee these instruments where it is not obligated to do so.

Other Investment Considerations -- The Master Portfolio may enter into transactions in futures contracts and options on futures contracts, each of which involves risk. The futures contracts and options on futures contracts that the Master Portfolio may purchase may be considered derivatives. Derivatives are financial instruments whose values are derived, at least in part, from the prices of other securities or specified assets, indices or rates. The Master Portfolio intends to use futures contracts and options as part of its short-term liquidity holdings and/or substitutes for comparable market positions in the underlying securities. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

ITEM 5. MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE.

The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of December 31, 2000, BGFA and its affiliates provided investment advisory services for over $800 billion of assets under management.

BGFA provides the Master Portfolio with investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio, subject to the supervision of MIP’s Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

Purchase and sale orders for portfolio securities of the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP’s Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

CO-ADMINISTRATORS – Stephens Inc. ("Stephens") and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to the MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates the MIP’s trustees, officers and employees who are affiliated with Stephens.

Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, such as fees payable to BGFA. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses.

ITEM 7. INTERESTHOLDER INFORMATION.

PURCHASE OF INTERESTS

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Investments in the Master Portfolio are valued based on an interestholder’s proportionate ownership interest in the Master Portfolio’s aggregate net assets as next determined after an order is received in proper form. The aggregate net asset value of the Master Portfolio ("NAV") (i.e., the value of its assets less liabilities) is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio’s investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP’s Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio’s investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

An investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder’s beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio’s NAV by the percentage, effective for that day, that represents that investor’s share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor’s share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor’s investment in the Master Portfolio on that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio’s aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor’s respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

REDEMPTION OR REPURCHASE

An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by the rules of the SEC. Investments in the Master Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (including weekends or holidays) or when trading in markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

The Master Portfolio reserves the right to pay redemption securities proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio’s operations (e.g., if it represents more than 1% of the Master Portfolio’s assets).

NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

The net investment income of the Master Portfolio generally will be declared and paid quarterly to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

Capital gains realized by the Master Portfolio will be distributed at least annually. Dividends and distributions, if any, paid by the Master Portfolio will be reinvested in the investor’s interest in the Master Portfolio at net asset value and credited to the investor’s account on the payment date.

TAXES

The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor in the Master Portfolio generally will be taxable on the investor’s distributive share of the Master Portfolio’s taxable income in determining the investor’s federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have less than 100 investors.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

MASTER/FEEDER STRUCTURE

The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund that invests all of its assets in the Master Portfolio. Other investors may also be permitted to invest in the Master Portfolio. All other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

ASSET ALLOCATION MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is the Part B for the Asset Allocation Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. The Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objectives of the Master Portfolio will be achieved. The Master Portfolio’s investment objective is fundamental, and therefore cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, the Master Portfolio’s entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP’s Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries, except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the stock portion of the Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (provided that, with respect to the stock and money market portions of the Asset Allocation Master Portfolio, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); and (iii) in the case of the money market portion of the Master Portfolio, its money market instruments may be concentrated in the banking industry (but it will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry).

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

(10) Purchase securities on margin, but the Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

Bonds.

Certain of the debt instruments purchased by the Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or ‘‘call’’ a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a ‘‘coupon’’ rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of ‘‘floating-rate’’ or ‘‘variable-rate’’ bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

Futures Contracts and Options Transactions

The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

The Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., short positions) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. When the Master Portfolio purchases a futures contract, it will create a segregated account consisting of cash or other liquid assets in an amount equal to the total market value of such futures contract, less the amount of initial margin for the contract.

If the Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If instead the Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities. The latter type of futures contract transactions permits the Master Portfolio to experience the results of being fully invested in a particular asset class, while maintaining the liquidity needed to manage cash flows into or out of the Master Portfolio (e.g., from purchases and redemptions of Master Portfolio shares). Under normal market conditions, futures contract positions may be closed out on a daily basis. The Master Portfolio expects to apply a portion of its cash or cash equivalents maintained for liquidity needs to such activities.

Transactions by the Master Portfolio in futures contracts involve certain risks. One risk in employing futures contracts as a hedge against cash market price volatility is the possibility that futures prices will correlate imperfectly with the behavior of the prices of the securities in the Master Portfolio’s investment portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, there is a risk that the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. In addition, commodity exchanges generally limit the amount of fluctuation permitted in futures contract prices during a single trading day, and the existence of such limits may prevent the prompt liquidation of futures positions in certain cases. Limits on price fluctuations are designed to stabilize prices for the benefit of market participants; however, there could be cases where the Master Portfolio could incur a larger loss due to the delay in trading than it would have if no limit rules had been in effect.

Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio’s portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. The Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio’s portfolio securities which are the subject of the transaction.

Interest-Rate and Index Swaps. The Master Portfolio may enter into interest-rate and index swaps in pursuit of its investment objectives. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Company Securities.

The Master Portfolio may invest in securities issued by other open-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities.

The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio’s investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio’s or the borrower’s option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

Securities of Non-U.S. Issuers.

Obligations of Foreign Governments, Banks and Corporations The Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which the Master Portfolio may invest. The Master Portfolio may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of the Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

The Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Short-Term Instruments and Temporary Investments.

The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody’s or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody’s or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody’s or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale.

U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Unrated, Downgraded and Below Investment Grade Investments.

The Master Portfolio may purchase instruments that are not rated if, in the opinion of the adviser, BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by the Master Portfolio. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require a sale of such security by the Master Portfolio provided that the amount of such securities held by the Master Portfolio does not exceed 5% of the Master Portfolio’s net assets. To the extent the ratings given by Moody’s or S&P may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody’s and S&P are more fully described in the Appendix to this Part B.

The Master Portfolio is not required to sell downgraded securities, and the Master Portfolio could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody’s or below "BBB" by S&P or if unrated, low quality (below investment grade) securities.

Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish the Master Portfolio’s ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of the Master Portfolio’s interests.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of the Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality securities.

Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Master Portfolio may incur additional expenses to seek recovery.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong,[1] 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating" Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

____________________

1 Elected to the Board of Trustees of MIP on February 9, 2000.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughe Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
Asset Allocation Fund Barclays Global Investors Funds, Inc. 111 Center Street Little Rock, AR 72201	99%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP. The BGFA Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The BGFA Advisory Contract is terminable without penalty on 60 days’ written notice by either party. The BGFA Advisory Contract terminates automatically in the event of assignment (as defined in the 1940 Act).

Advisory Fees Paid. For the periods shown below, the Master Portfolio paid to BGFA the following advisory fees, without waivers.

	Fiscal Year Ended 2/28/1998	Fiscal Year Ended 2/28/1999	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Asset Allocation Master Portfolio	$1,616,380	$1,941,048	$1,667,200	$ 1,824,513

Co-Administrators. Stephens and BGI are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA and distribution fees, if any, payable as a result of a "defensive" distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio for so long as Stephens and BGI are entitled to compensation for providing co-administration services to a feeder fund that invests substantially all of its assets in the Master Portfolio, or either Stephens or BGI or an affiliate receives advisory fees from the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

Custodian. IBT currently acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Distribution Plan. MIP’s Board of Trustees has adopted, on behalf of the Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP’s Board of Trustees (including a majority of those Trustees who are not "interested persons" of MIP as defined in the 1940 Act) on October 10, 1995. The Plan provides that if any portion of the Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of the Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in the Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolio does not currently pay any amounts pursuant to the Plan.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.

Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Brokerage Commissions. For the periods shown below, the Master Portfolio paid brokerage commissions in the dollar amounts shown below. For the fiscal year ended December 31, 2000, the Master Portfolio paid brokerage commissions to Barclays Global Investors Services, an affiliate of BGFA, in the amount of $6,807.
	Fiscal Year Ended 2/28/1998	Fiscal Year Ended 2/28/1999	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Asset Allocation Master Portfolio	$11,933	$35,317	$62,541	$70,729

Securities of Regular Broker/Dealers. On December 31, 2000, the Master Portfolio owned securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

	Regular Broker/Dealer	Amount
Asset Allocation Master Portfolio	Lehman Bros. Holdings	$ 409,537
	Merrill Lynch & Co. Inc.	$ 1,411,140
	Morgan Stanley Dean Witter	$ 2,260,685
	Chase Manhattan Corp.	$ 1,519,157

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP’s series, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of the Master Portfolio’s interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA pursuant to guidelines approved by MIP’s Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and taken into account for the purpose of determining the net asset value of the Master Portfolio’s interests.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP’s Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. BGFA and MIP’s Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually are valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually will be valued initially at cost. Any subsequent adjustments from cost are made in accordance with guidelines approved by MIP’s Board of Trustees or its delegates.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio generally will be taxable on the investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors report for the Master Portfolio for the fiscal year ended December 31, 2000 are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on March 2, 2001. The audited financial statements are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

INDEX MASTER PORTFOLIOS

S&P 500 INDEX MASTER PORTFOLIO

BOND INDEX MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is the Part B for the S&P 500 Index and Bond Index Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios"). Each Master Portfolio is a diversified portfolio of MIP. The Master Portfolios are treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of a Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers eleven other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolios may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolios are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. Each Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objectives of each Master Portfolio will be achieved. Each Master Portfolio’s investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of such Master Portfolio’s outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to a Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolios may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but each Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Bond Index Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists), and except that the S&P 500 Index Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists). For purposes of this investment restriction, a Master Portfolio’s entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, each Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP’s Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that, in the case of each Master Portfolio, there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) in the case of the S&P 500 Index Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period (the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry); and (iii) in the case of the Bond Index Master Portfolio, any industry in which the Lehman Brothers Government/Credit Bond Index (the "LB Bond Index") becomes concentrated to the same degree during the same period.

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

(10) Purchase securities on margin, but each Master Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.

Non-Fundamental Investment Restrictions. The Master Portfolios have adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolios are subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolios may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of such Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolios invest can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) Each Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of a Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

Bonds.

Certain of the debt instruments purchased by the Bond Index Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date. An issuer may have the right to redeem or ‘‘call’’ a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a ‘‘coupon’’ rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of ‘‘floating-rate’’ or ‘‘variable-rate’’ bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

Floating- and Variable-Rate Obligations.

Each Master Portfolio may purchase floating- and variable-rate obligations as described in the Part A. The Master Portfolios may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit a Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolios may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolios may invest. BGFA, on behalf of the Master Portfolios, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in each Master Portfolio’s portfolio. The Master Portfolios will not invest more than 10% of the value of their total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

Each Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although a Master Portfolio will generally purchase securities with the intention of acquiring them, a Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

Futures Contracts and Options Transactions

Each Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

Each Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., short positions) to hedge the value of securities held by the Master Portfolio; (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. When a Master Portfolio purchases a futures contract, it will create a segregated account consisting of cash or other liquid assets in an amount equal to the total market value of such futures contract, less the amount of initial margin for the contract.

If a Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If instead a Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities. The latter type of futures contract transactions permits a Master Portfolio to experience the results of being fully invested in a particular asset class, while maintaining the liquidity needed to manage cash flows into or out of the Master Portfolio (e.g., from purchases and redemptions of Master Portfolio shares). Under normal market conditions, futures contract positions may be closed out on a daily basis. The Master Portfolios expect to apply a portion of their cash or cash equivalents maintained for liquidity needs to such activities.

Transactions by the Master Portfolios in futures contracts involve certain risks. One risk in employing futures contracts as a hedge against cash market price volatility is the possibility that futures prices will correlate imperfectly with the behavior of the prices of the securities in a Master Portfolio’s investment portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, there is a risk that the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. In addition, commodity exchanges generally limit the amount of fluctuation permitted in futures contract prices during a single trading day, and the existence of such limits may prevent the prompt liquidation of futures positions in certain cases. Limits on price fluctuations are designed to stabilize prices for the benefit of market participants; however, there could be cases where a Master Portfolio could incur a larger loss due to the delay in trading than it would have if no limit rules had been in effect.

Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). Although each Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Master Portfolio to substantial losses. If it is not possible, or if a Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

In order to comply with undertakings made by the Master Portfolios pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolios will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of a Master Portfolio’s portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Stock Index Futures and Options on Stock Index Futures. The S&P 500 Index Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. The Bond Index Master Portfolio may invest in interest-rate futures contracts and options on interest-rate futures contracts as a substitute for a comparable market position in the underlying securities. The Master Portfolio may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate their options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in the Master Portfolio’s portfolio securities which are the subject of the transaction.

Interest-Rate and Index Swaps. The Bond Index Master Portfolio may enter into interest-rate and index swaps in pursuit of its investment objectives. Interest-rate swaps involve the exchange by the Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments on fixed-rate payments). Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments. Each Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolios or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolios’ investment objective and legally permissible for the Master Portfolios. Before entering into such transactions or making any such investment, the Master Portfolios will provide appropriate disclosure in its prospectus.

Illiquid Securities.

Each Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Company Securities.

Each Master Portfolio may invest in securities issued by other open-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of a Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of a Master Portfolio’s total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolios may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

Investment in Warrants.

The S&P 500 Index Master Portfolio may invest up to 5% of net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities), including not more than 2% of each of their net assets in warrants which are not listed on the New York or American Stock Exchange. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation’s capital stock at a set price for a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The S&P 500 Index Master Portfolio may only purchase warrants on securities in which the Master Portfolio may invest directly.

Letters of Credit.

Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of BGFA, as investment adviser, are of comparable quality to issuers of other permitted investments of such Master Portfolio may be used for letter of credit-backed investments.

Loans of Portfolio Securities.

Each Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, each Master Portfolio’s investment adviser or such-adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolios do not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, such Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolios will not lend securities having an aggregate market value that exceeds one-third of the current value of their respective total assets. Loans of securities by a Master Portfolio are subject to termination at such Master Portfolio’s or the borrower’s option. Each Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolios, BGFA or Stephens.

Securities of Non-U.S. Issuers.

The Master Portfolios may invest in certain securities of non-U.S. issuers as discussed below.

Obligations of Foreign Governments, Banks and Corporations Each Master Portfolio may invest in U.S. dollar-denominated short-term obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by BGFA to be of comparable quality to the other obligations in which such Master Portfolio may invest. The Master Portfolios may also invest in debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. The percentage of each Master Portfolio’s assets invested in obligations of foreign governments and supranational entities will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

Each Master Portfolio may invest a portion of its total assets in high-quality, short-term (one year or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Short-Term Instruments and Temporary Investments.

The Master Portfolios may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of shareholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolios may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody’s or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA, (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody’s or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. Each Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Commercial Paper and Short-Term Corporate Debt Instruments. Each Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to each Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

Each Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. A Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody’s or "AA" by S&P. Subsequent to its purchase by a Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to each Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent a Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Repurchase Agreements. Each Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

U.S. Government Obligations. The Master Portfolios may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Unrated, Downgraded and Below Investment Grade Investments.

The Master Portfolios may purchase instruments that are not rated if, in the opinion of the adviser, BGFA, such obligation is of investment quality comparable to other rated investments that are permitted to be purchased by such Master Portfolio. After purchase by a Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Master Portfolio. Neither event will require a sale of such security by a Master Portfolio provided that the amount of such securities held by a Master Portfolio does not exceed 5% of the Master Portfolio’s net assets. To the extent the ratings given by Moody’s or S&P may change as a result of changes in such organizations or their rating systems, each Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody’s and S&P are more fully described in the Appendix to this Part B.

The Master Portfolios are not required to sell downgraded securities, and each Master Portfolio could hold up to 5% of its net assets in debt securities rated below "Baa" by Moody’s or below "BBB" by S&P or if unrated, low quality (below investment grade) securities.

Although they may offer higher yields than do higher rated securities, low rated and unrated low quality debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated low quality debt are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish a Master Portfolio’s ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of a Master Portfolio’s interests.

Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated or unrated low quality debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated or unrated low quality debt securities may be more complex than for issuers of higher rated securities, and the ability of a Master Portfolio to achieve its investment objective may, to the extent it holds low rated or unrated low quality debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Master Portfolio held exclusively higher rated or higher quality securities.

Low rated or unrated low quality debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of such debt securities have been found to be less sensitive to interest rate changes than higher rated or higher quality investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated or unrated low quality debt securities prices because the advent of a recession could dramatically lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of the debt securities defaults, the Master Portfolios may incur additional expenses to seek recovery.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong,[1] 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

____________________

1 Elected to the Board of Trustees of MIP on February 9, 2000.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughes Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolios. Approximate percentages are indicated in the table below:

Name of Master Portfolio	Name and Address of Interestholder	Percentage of Master Portfolio
S&P 500 Index Master Portfolio	S&P 500 Stock Fund Barclays Global Investors Funds, Inc. 111 Center Street Little Rock, AR 72201	56%
	U.S. Equity Index Master Portfolio Master Investment Portfolio 111 Center Street Little Rock, AR 72201	14%
	Vantagepoint 500 Stock Fund 777 North Capital St., N.E. Suite 600 Washington, D.C. 20002	8%
	Strong Index 500 Fund P.O. Box 2936 Milwaukee, WI 53201	7%
	Diversified Investors Stock Index Fund 4 Manhattanville Rd. Purchase, NY 10577	5%
Bond Index Master Portfolio	Vantagepoint Core Bond Index Fund 777 North Capital Street, NE, Suite 600 Washington, DC 20002	83%
	Bond Index Fund Barclays Global Investors Funds, Inc. 111 Center Street Little Rock, AR 72201	16%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a Master Portfolio, or is identified as the holder of record of more than 25% of a Master Portfolio and has voting and/or investment powers, it may be presumed to control such Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to each Master Portfolio pursuant to separate Investment Advisory Contracts (each, a "BGFA Advisory Contract") with MIP. As to each Master Portfolio, the applicable BGFA Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of such Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolios, the applicable BGFA Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The applicable BGFA Advisory Contract will terminate automatically, as to the relevant Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

Advisory Fees Paid. For the periods shown below, the Master Portfolios paid the following advisory fees to BGFA, without waivers:
	Fiscal Year Ended 2/28/1998	Fiscal Year Ended 2/28/1999	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
S&P 500 Index Master Portfolio	$939,051	$1,353,414	$1,821,793	$ 1,961,851
Bond Index Master Portfolio	$147,755	$ 89,576	$ 277,850	$ 353,348

Co-Administrators. Stephens and BGI are the Master Portfolios’ co-administrators. Stephens and BGI provide the Master Portfolios with administrative services, including general supervision of the Master Portfolios’ non-investment operations, coordination of the other services provided to the Master Portfolios, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolios’ business, and compensates MIP’s Trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under " Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolios other than the advisory fees payable to BGFA and distribution fees, if any, payable as a result of a "defensive" distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act. Stephens and BGI are not entitled to compensation for providing administration services to a Master Portfolio for so long as Stephens and BGI are entitled to compensation for providing co-administration services to corresponding feeder funds that invest substantially all of their assets in the Master Portfolios, or either Stephens or BGI or an affiliate receives advisory fees from the Master Portfolios. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

Prior to October 21, 1996, Stephens alone provided administration services to MIP. Stephens was not entitled to compensation for providing administration services to the Master Portfolios so long as Stephens received fees for providing similar services to a feeder fund of another investment company investing all of its assets in a Master Portfolio. The Master Portfolios did not pay any administration fees to Stephens.

Placement Agent. Stephens is the placement agent for the Master Portfolios. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

Custodian. IBT currently acts as the Master Portfolios’ custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02111. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolios so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolios.

Distribution Plan. MIP’s Board of Trustees has adopted, on behalf of each Master Portfolio, a "defensive" distribution plan under Section 12(b) of the 1940 Act and Rule 12b-1 thereunder (the "Plan"). The Plan was adopted by a majority of MIP’s Board of Trustees (including a majority of those Trustees who are not "interested persons" as defined in the 1940 Act of MIP) on October 10, 1995. The Plan provides that if any portion of a Master Portfolio’s advisory fees (up to 0.25% of the average daily net assets of each Master Portfolio on an annual basis) were deemed to constitute an indirect payment for activities that are primarily intended to result in the sale of interests in a Master Portfolio such payment would be authorized pursuant to the Plan. The Master Portfolios do not currently pay any amounts pursuant to the Plan.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolios, Stephens and BGI have agreed to bear all costs of the Master Portfolios’ and MIP’s operations.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of each Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to shareholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for each Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolios may transact business offer commission rebates to the Master Portfolios. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services.

S&P 500 Index Master Portfolio. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Bond Index Master Portfolio. Purchases and sales of portfolio securities for the Bond Index Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. Usually no brokerage commissions are paid by the Master Portfolio for such purchases and sales. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

Brokerage Commissions. For the periods shown below, the Master Portfolios paid brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.

Master Portfolio	Fiscal Year Ended 2/28/1998	Fiscal Year Ended 2/28/1999	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
S&P 500 Index Master Portfolio	$112,100	$366,484	$271,972	$472,907
Bond Index Master Portfolio	$ 0	$ 0	$ 0	$ 0

Securities of Regular Broker/Dealers. On December 31, 2000, the Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

S&P 500 Index Master Portfolio
Merrill Lynch & Co., Inc.	$14,906,197
Lehman Bros. Holdings, Inc	$ 4,353,292
Morgan Stanley Dean Witter Discover	$23,963,298
Bear Sterns & Co. Inc.	$ 1,457,773

Bond Index Master Portfolio
Merrill Lynch & Co., Inc.	$ 3,810,278
Lehman Bros. Holdings, Inc.	$ 2,567,760
Morgan Stanley Dean Witter Discover	$ 2,094,442
Goldman Sachs & Co.	$ 1,040,877

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolios. Investors in a Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in each Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolios may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of a Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolios ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolios’ investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolios’ shareholders.

Pricing of Securities.

S&P 500 Index Master Portfolio. The securities of the S&P 500 Index Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the closing values of such securities on their respective primary exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the value of the Master Portfolio’s interests.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP’s Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. BGFA and MIP’s Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP’s Board of Trustees or its delegates.

Bond Index Master Portfolio. The investments of the Bond Index Master Portfolio are valued each business day using available market quotations or at fair value as determined by one or more independent pricing services (collectively, the "Services") approved by MIP’s Board of Trustees. Services may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. Each Service’s procedures are reviewed by MIP’s officers under the general supervision of MIP’s Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the value of the Master Portfolio’s interests.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, each Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio generally will be taxable on its share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

Each Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolios will not be subject to federal income tax, they will file appropriate federal income tax returns.

It is intended that each Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

Each Master Portfolio’s taxable year-end is the last day of December. Although each Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors’ report for the Master Portfolios for the fiscal year ended December 31, 2000 are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on March 2, 2001. The audited financial statements for the Master Portfolios are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

MONEY MARKET MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the Money Market Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective. The Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. There can be no assurance that the investment objective of the Master Portfolio will be achieved. The Master Portfolio’s investment objective is fundamental and, therefore, cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would be 25% or more of the current value of the Master Portfolio’s total assets, provided that there is no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; and (ii) obligations of banks, to the extent that the U.S. Securities and Exchange Commission ("SEC"), by rule or interpretation, permits funds to reserve freedom to concentrate in such obligations;

(2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

(3) purchase commodities or commodity contracts (including futures contracts), except that the Master Portfolio may purchase securities of an issuer which invests or deals in commodities or commodity contracts;

(4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

(5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities;

(6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio’s investment program may be deemed to be an underwriting;

(7) make investments for the purpose of exercising control or management;

(8) borrow money or issue senior securities as defined in the 1940 Act, except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

(9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

(10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio’s total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer; or

(11) make loans, except that the Master Portfolio may purchase or hold debt instruments or lend its portfolio securities in accordance with its investment policies, and may enter into repurchase agreements.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

General.

The assets of the Master Portfolio consist only of obligations maturing within thirteen months from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average maturity of the Master Portfolio may not exceed 90 days. The securities in which the Master Portfolio may invest will not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio’s investment objective will be realized as described in the Master Portfolio’s Prospectus.

Asset-Backed Securities.

The Master Portfolio may purchase asset-backed securities, which are securities backed by installment contracts, credit-card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made monthly, thus in effect "passing through" monthly payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments and is likely to be substantially less than the original maturity of the assets underlying the securities as a result of prepayments. For this and other reasons, an asset-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

Bank Obligations.

The Master Portfolio may invest in bank obligations which include, but are not limited to, negotiable certificates of deposit ("CDs"), bankers’ acceptances and fixed time deposits. The Master Portfolio also may invest in high-quality short-term obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars.

Fixed time deposits are obligations of U.S. banks, foreign branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Generally fixed time deposits may be withdrawn on demand by the investor, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have an established market, there are no contractual restrictions on the Master Portfolio’s right to transfer a beneficial interest in the deposit to a third party. It is the policy of the Master Portfolio not to invest in fixed time deposits subject to withdrawal penalties, other than overnight deposits, or in repurchase agreements with more than seven days to maturity or other illiquid securities, if more than 10% of the value of its net assets would be so invested.

Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting domestic obligations, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding and other taxes on income and gains realized on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

Commercial Paper and Short-Term Corporate Debt Instruments.

The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are deemed appropriate by BGFA in accordance with Rule 2a-7 under the 1940 Act. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations as described in the Part A. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Foreign Obligations.

Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase securities on a when-issued or forward commitment (sometimes called a delayed-delivery) basis, which means that the price is fixed at the time of commitment, but delivery and payment ordinarily take place a number of days after the date of the commitment to purchase. The Master Portfolio will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Master Portfolio may sell these securities before the settlement date if it is deemed advisable. The Master Portfolio will not accrue income in respect of a security purchased on a forward commitment basis prior to its stated delivery date.

Securities purchased on a when-issued or forward commitment basis and certain other securities held in the Master Portfolio’s investment portfolio are subject to changes in value (both generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise) based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased on a when-issued or forward commitment basis may expose the Master Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. A segregated account of the Master Portfolio consisting of cash or U.S. Government obligations or other high quality liquid debt securities at least equal at all times to the amount of the when-issued or forward commitments will be established and maintained at the Master Portfolio’s custodian bank. Purchasing securities on a forward commitment basis when the Master Portfolio is fully or almost fully invested may result in greater potential fluctuation in the value of the Master Portfolio’s total net assets and its net asset value per share. In addition, because the Master Portfolio will set aside cash and other high quality liquid debt securities as described above, the liquidity of the Master Portfolio’s investment portfolio may decrease as the proportion of securities in the Master Portfolio’s portfolio purchased on a when-issued or forward commitment basis increases.

The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the Master Portfolio’s net asset value starting on the day the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio’s assets, and fluctuations in the value of the underlying securities are not reflected in the Master Portfolio’s net asset value as long as the commitment remains in effect.

Funding Agreements.

The Master Portfolio may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Master Portfolio will purchase short-term funding agreements only from banks and insurance companies that, at the time of purchase, are rated in one of the three highest rating categories and have assets of $1 billion or more.

The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Master Portfolio may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Illiquid Securities.

The Master Portfolio may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale. Because such securities may be less liquid than other investments, they may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

Investment Company Securities.

The Master Portfolio may invest in shares of other open-end investment companies including investment companies that are affiliated with the Master Portfolio and its adviser, BGFA, that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act. The Master Portfolio may also purchase shares of exchange listed closed-end funds, to the extent permitted under the 1940 Act.

Letters of Credit.

Certain of the debt obligations, certificates of participation, commercial paper and other short-term obligations which the Master Portfolio is permitted to purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letter of credit-backed investments must, in the opinion of BGFA, be of investment quality comparable to other permitted investments of the Master Portfolio.

Loan Participation Agreements.

The Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Master Portfolio may invest. Any participation purchased by a Master Portfolio must be sold by an intermediary bank in the United States with assets exceeding $1 billion.

Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Master Portfolio could be subject to delays, expenses, and risks which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Master Portfolio may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio’s assets than if the value were based on available market quotations.

Loans of Portfolio Securities.

The Master Portfolio may lend its securities to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, U.S. Government securities or an irrevocable letter of credit which is marked to market daily to ensure that each loan is collateralized with at least 100% of the current market value of the securities loaned; (2) the Master Portfolio may at any time recall the loan and obtain the return of the securities loaned within five business days; (3) the Master Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed one-third of the total assets of the Master Portfolio. The Master Portfolio may earn income in connection with securities loans either through the reinvestment of the cash collateral or the payment of fees by the borrower. The Master Portfolio does not currently intend to lend its portfolio securities.

Municipal Obligations.

The Master Portfolio may invest in municipal obligations. Municipal bonds generally have a maturity at the time of issuance of up to 40 years. Medium-term municipal notes are generally issued in anticipation of the receipt of tax of the proceeds of bond placements, or of other revenues. The ability of an issuer to make payments on notes is therefore especially dependent on such tax receipts, proceeds from bond sales or other revenues, as the case may be. Municipal commercial paper is a debt obligation with a stated maturity of 270 days or less that is issued to finance seasonal working capital needs or as short-term financing in anticipation of longer-term debt.

The Master Portfolio will invest in ‘high-quality’ long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 13 months.

Participation Interests.

The Master Portfolio may invest in participation interests in any type of security in which the Master Portfolio may invest. A participation interest gives the Master Portfolio an undivided interest in the underlying securities in the proportion that the Master Portfolio’s participation interest bears to the total principal amount of the underlying securities.

Pass-Through Obligations.

Certain of the debt obligations in which the Master Portfolio may invest may be pass-through obligations that represent an ownership interest in a pool of mortgages and the resultant cash flow from those mortgages. Payments by homeowners on the loans in the pool flow through to certificate holders in amounts sufficient to repay principal and to pay interest at the pass-through rate. The stated maturities of pass-through obligations may be shortened by unscheduled prepayments of principal on the underlying mortgages. Therefore, it is not possible to predict accurately the average maturity of a particular pass-through obligation. Variations in the maturities of pass-through obligations will affect the yield of any Master Portfolio investing in such obligations. Furthermore, as with any debt obligation, fluctuations in interest rates will inversely affect the market value of pass-through obligations.

Privately Issued Securities.

It is possible that unregistered securities, purchased by the Master Portfolio in reliance upon Rule 144A under the 1933 Act, could have the effect of increasing the level of the Master Portfolio’s illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.

Repurchase Agreements.

The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. Securities acquired as collateral by the Master Portfolio under a repurchase agreement will be held in a segregated account at a bank. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by the Master Portfolio under the 1940 Act

Unrated Investments.

The Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio’s procedures adopted by the Trust’s Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, the Trust’s Board of Trustees determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, the Board finds that the sale of such security would not be in the Master Portfolio’s interestholder’s best interests.

To the extent the ratings given by a nationally recognized statistical ratings organization ("NRSRO") may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Prospectus and in this SAI. The ratings of NRSROs are more fully described in the SAI Appendix.

U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong,[1] 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

____________________

1 Elected to the Board of Trustees of MIP on February 9, 2000.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughes Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting interests of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
E*Trade Premier Money Market Fund 4500 Bohannon Drive Menlo Park, CA 94025	33%
Hewitt Money Market Fund 100 Half Day Road Lincolnshire, IL 60069	19%
PayPal Money Market Fund P.O. Box 50185 Palo Alto, CA 94303	16%
BGIF Money Market Fund 111 Center Street Little Rock, AR 72201	11%
BGIF Institutional Money Market Fund 111 Center Street Little Rock, AR 72201	11%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract (the "Advisory Contract") with MIP. The Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party and will terminate automatically in the event of its assignment (as defined in the 1940 Act). For the periods shown below, the Master Portfolio paid BGFA the following advisory fees, without waivers.

	Six-Month Period Ended 2/28/1999	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Money Market Master Portfolio	$104,611	$ 189,564	$ 411,596

Co-Administrators. Stephens and BGI are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s Trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s Trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA and distribution fees, if any, payable as a result of a "defensive" distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio for so long as Stephens and BGI are entitled to compensation for providing co-administration services to a feeder fund that invests substantially all of its assets in the Master Portfolio, or either Stephens or BGI or an affiliate receives advisory fees from the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

Custodian. IBT currently acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Purchases and sales of portfolio securities for the Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

Portfolio Turnover. Because the portfolio of the Master Portfolio consists of securities with relatively short-term maturities, the Master Portfolio expects to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolio since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

Securities of Regular Broker/Dealers. On December 31, 2000, the Master Portfolio owned securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

	Regular Broker/Dealer	Amount
Money Market Master Portfolio	Bank One	$ 10,011,189
	Merrill Lynch & Co. Inc.	$ 15,000,000

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions/Purchases. The right of redemption/purchase of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed ( including customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolio’s investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC on by order may permit to protect the Master Portfolio’s interestholders.

Pricing of Securities. The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio’s portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Money Market Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio generally will be taxable on the investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors’ report for the Master Portfolio for the fiscal year ended December 31, 2000 are hereby incorporated by reference to the BGIF Annual Report (SEC File Nos. 33-54126; 811-7322), as filed with the SEC on March 2, 2001. The audited financial statements for the Master Portfolio is attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

EXTENDED INDEX MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the Extended Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. The Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions.

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio’s entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP’s Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of the Master Portfolio’s net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

Futures Contracts and Options Transactions

The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio’s portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Index Swaps. The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Initial Public Offerings.

Although it is not a principal investment strategy of the Master Portfolio, the Master Portfolio may purchase shares issued in initial public offerings ("IPOs") in anticipation of such shares becoming part of the Wilshire 4500 Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company’s securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Wilshire 4500 Index at the time of the Master Portfolio’s purchase, the Master Portfolio’s investments in IPOs may cause its performance to track the Wilshire 4500 Index less closely.

Investment Company Securities.

The Master Portfolio may invest in securities issued by other open-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

Loans of Portfolio Securities.

The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio’s investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio’s or the borrower’s option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

Short-Term Instruments and Temporary Investments.

The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody’s or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody’s or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody’s or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong,[1] 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

____________________

1 Elected to the Board of Trustees of MIP on February 9, 2000.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughes Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001 the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
MIP U.S. Equity Index Master Portfolio 111 Center Street Little Rock, AR 72201	61%
Vantagepoint Mid/Small Company Index Fund 777 North Capital Street, NE, Suite 600 Washington, DC 20002	33%
E*Trade Extended Market Index Fund 4500 Bohannon Drive Menlo Park, CA 94205	6%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP. The BGFA Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid BGFA the following advisory fees, without waivers.

	Ten-Month Period Ended 12/31/1999	Year Ended 12/31/2000
Extended Index Master Portfolio	$102,803	$ 189,177

Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. For the periods shown below, the Master Portfolio paid Stephens and BGI the following co-administration fees, without waivers.

	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Extended Index Master Portfolio	$25,701	$ 47,294

Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

Custodian. IBT acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Securities of Regular Broker/Dealers. On December 31, 2000, the Master Portfolio owned securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act, as follows:

The Goldman Sachs Group $891,645

Brokerage Commissions. For the periods shown below, the Master Portfolio paid the brokerage commissions in the dollar amounts shown below. None of the brokerage commissions were paid to affiliated brokers.
Master Portfolio	2/22/1999 (inception date) to 2/28/1999	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Extended Index Master Portfolio	$25,052	$82,215	$205,002

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolio’s investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines as approved by MIP’s Board of Trustees.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP’s Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. BGFA and MIP’s Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP’s Board of Trustees.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio generally will be taxable on the investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors’ report for the Master Portfolio for the fiscal year ended December 31, 2000 are hereby incorporated by reference to MIP’s Form N-SAR (SEC File No. 811-8162) as filed with the SEC on March 2, 2001. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

U.S. EQUITY INDEX MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the U.S. Equity Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entities for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. The Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks -- Investment Objectives," of Part A. The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objectives and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting securities. The Master Portfolio may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio’s entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the SEC and MIP’s Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries and except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the Wilshire 4500 Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry).

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

To the extent set forth in this offering document, the Master Portfolio may invest in the securities described below. The investment policies, strategies, techniques and restrictions employed by the Master Portfolio in pursuing its investment objective vis-a-vis the Wilshire 5000 Index are substantially similar to those employed by the Underlying Portfolios in pursuing their respective investment objectives vis-a-vis their respective benchmarks. Unless otherwise indicated, references to the investment policies, strategies, techniques and restrictions of the Master Portfolio are also references to the investment policies, strategies, techniques and restrictions of the Underlying Portfolios in which the Master Portfolio invests substantially all of its assets.

Short-Term Instruments and Temporary Investments.

The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody’s or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody’s or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on income and gains attributable to the obligations. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the appropriate regulatory authority, by depositing assets with a designated bank within the relevant state, a certain percentage of their assets as fixed from time to time by such regulatory authority; and (2) maintain assets within the relevant state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, provided that such institutions are members of the FDIC, and further provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. The Master Portfolio will not own more than one such CD per such issuer.

Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody’s or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio , as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

U.S. Government Obligations.

The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Initial Public Offerings.

Although it is not a principal investment strategy of the Master Portfolio, the Master Portfolio may purchase shares issued in initial public offerings ("IPOs") in anticipation of such shares becoming part of the Wilshire 5000 Equity Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company’s securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Wilshire 5000 Index at the time of the Master Portfolio’s purchase, the Master Portfolio’s investments in IPOs may cause its performance to track the Wilshire 5000 Equity Index less closely.

Investment Company Securities.

The Master Portfolio may invest in securities issued by other open-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

Futures Contracts and Options Transactions.

The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio’s portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Stock Index Futures and Options on Stock Index Future. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Index Swaps. The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

Loans of Portfolio Securities.

The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) in order to increase its portfolio’s return. The aggregate value of the loaned securities may not exceed one-third of the Master Portfolio’s total assets and loans of portfolio securities are fully collateralized based on values that are market-to-market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year. The principal risk of portfolio lending is potential default or insolvency of the borrower. In either of these cases, the Master Portfolio could experience delays in recovering securities or collateral or could lose all or part of the value of the loaned securities. The Master Portfolio may pay reasonable administrative and custodial fees in connection with loans of portfolio securities and may pay a portion of the interest or fee earned thereon to the borrower or a placing broker.

The Master Portfolio may only lend securities from its portfolio if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio’s investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio’s or the borrower’s option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong,[1] 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

____________________

1 Elected to the Board of Trustees of MIP on February 9, 2000.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughes Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
Vantagepoint Broad Market Index Fund Vantagepoint Funds 777 North Capital Street, NE, Suite 600 Washington, D.C. 20002	99%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP. The BGFA Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The BGFA Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The BGFA Advisory Contract will terminate automatically, in the event of its assignment (as defined in the 1940 Act).

Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.01% of the average daily net assets of the Master Portfolio, 0.08% of the average daily net assets of the Extended Index Portfolio and 0.05% of the average daily net assets of the S&P 500 Index Portfolio (the "Underlying Portfolios") as compensation for its advisory services. The Master Portfolio bears its pro rata share of the advisory fees of the Underlying Portfolios. Based on these fee levels and the expected allocation of assets between the two Underlying Portfolios, the advisory fees payable to BGFA by the Master Portfolio on a combined basis will be approximately 0.07% of the average daily net assets of the Master Portfolio. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid BGFA the following advisory fees, without waivers.

	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Fees Paid Directly by Master Portfolio	$ 50,305	$ 64,174
Fees Allocated from Underlying Portfolios	$ 284,259	$ 376,095
Total Fees Paid by Master Portfolio	$ 334,504	$ 440,269

Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.01% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. For the periods shown below, the Master Portfolio paid Stephens and BGI the following co-administration fees, without waivers.

	Ten-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
Fees Paid Directly by Master Portfolio	$ 50,305	$ 64,174
Fees Allocated from Extended Master Portfolio	$ 22,100	$ 31,449
Total Fees Paid by Master Portfolio	$ 72,405	$ 95,623

Placement Agent. Stephens is the placement agent for the Master Portfolios, Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

Custodian. IBT acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Securities of Regular Broker/Dealers. On December 31, 2000, the Master Portfolio owned no securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

Brokerage Commissions. The Master Portfolio paid no brokerage commissions for the fiscal year ended December 31, 2000.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Items 7 and 8 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the SEC by order may permit to protect the Master Portfolio’s interestholders.

Pricing of Securities. Because the Master Portfolio invests its assets in interests of the Underlying Portfolios, the Master Portfolio’s investments are valued based on the value of the Underlying Portfolios’ net assets. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP’s Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. BGFA and MIP’s Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP’s Board of Trustees or its delegates.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio generally will be taxable on the investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors’ report for the Master Portfolio for the fiscal year ended December 31, 2000 are hereby incorporated by reference to MIP’s Form N-SAR (SEC File No. 811-8162) as filed with the SEC on March 2, 2001. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

INTERNATIONAL INDEX MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the International Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. The Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks -- Investment Objectives," of Part A. The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Invest more than 5% of its assets in the obligations of any single issuer, except that up to 25% of the value of its total assets may be invested, and securities issued or guaranteed by the U.S. Government, or its agencies or instrumentalities may be purchased, without regard to any such limitation. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

(2) Hold more than 10% of the outstanding voting securities of any single issuer. This Investment Restriction applies only with respect to 75% of its total assets.

(3) Invest in commodities, except that the Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes.

(4) Purchase, hold or deal in real estate, or oil, gas or other mineral leases or exploration or development programs, but the Master Portfolio may purchase and sell securities that are secured by real estate or issued by companies that invest or deal in real estate.

(5) Borrow money, except to the extent permitted under the 1940 Act, provided that the Master Portfolio may borrow up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets. For purposes of this investment restriction, the Master Portfolio’s entry into options, forward contracts, futures contracts, including those relating to indexes, and options on futures contracts or indexes shall not constitute borrowing to the extent certain segregated accounts are established and maintained by the Master Portfolio.

(6) Make loans to others, except through the purchase of debt obligations and the entry into repurchase agreements. However, the Master Portfolio may lend its portfolio securities in an amount not to exceed one-third of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and MIP’s Board of Trustees.

(7) Act as an underwriter of securities of other issuers, except to the extent the Master Portfolio may be deemed an underwriter under the 1933 Act, as amended, by virtue of disposing of portfolio securities.

(8) Invest 25% or more of its total assets in the securities of issuers in any particular industry or group of closely related industries except that there shall be no limitation with respect to investments in (i) obligations of the U.S. Government, its agencies or instrumentalities; (ii) any industry in which the EAFE Free Index becomes concentrated to the same degree during the same period, the Master Portfolio will be concentrated as specified above only to the extent the percentage of its assets invested in those categories of investments is sufficiently large that 25% or more of its total assets would be invested in a single industry.

(9) Issue any senior security (as such term is defined in Section 18(f) of the 1940 Act), except to the extent the activities permitted in Investment Restriction Nos. 3 and 5 may be deemed to give rise to a senior security.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

Foreign Obligations and Securities.

The foreign securities in which the Master Portfolio may invest include common stocks, preferred stocks, warrants, convertible securities and other securities of issuers organized under the laws of countries other than the United States. Such securities also include equity interests in foreign investment funds or trusts, real estate investment trust securities and any other equity or equity-related investment whether denominated in foreign currencies or U.S. dollars.

The Master Portfolio may invest in foreign securities through American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), International Depositary Receipts ("IDRs") and Global Depositary Receipts ("GDRs") or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR. EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non-U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe.

For temporary defensive purposes, the Master Portfolio may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

From time to time, investments in other investment companies may be the most effective available means by which the Master Portfolio may invest in securities of issuers in certain countries. Investment in such investment companies may involve the payment of management expenses and, in connection with some purchases, sales loads, and payment of substantial premiums above the value of such companies’ portfolio securities. At the same time, the Master Portfolio would continue to pay its own management fees and other expenses.

Investment income on certain foreign securities in which the Master Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Master Portfolio would be subject.

Foreign Currency Forward Contracts.

The Master Portfolio’s investments in foreign obligations and securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. To attempt to minimize risks to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies, including the possibility of increased tracking error, the Master Portfolio may enter into foreign currency forward contracts. Foreign currency forward contracts are negotiated, over-the-counter transactions pursuant to which the parties take positions against future movements in currency prices. In a typical forward contract, one party agrees to pay any increase in the price of the underlying currency during the life of the contract, while the other agrees to pay any decrease.

The Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when BGFA believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio’s securities denominated in such foreign currency, or when BGFA believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge"). The Master Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where BGFA believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the portfolio securities are denominated (a "cross-hedge").

Foreign currency hedging transactions are an attempt to protect the Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures.

The cost to the Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. BGFA considers on an ongoing basis the creditworthiness of the institutions with which the Master Portfolio enters into foreign currency transactions. The use of foreign currency forward contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future.

The Master Portfolio also may engage in foreign currency transactions on a spot (i.e., cash) basis and may purchase or sell foreign currency futures contracts.

Futures Contracts and Options Transactions~~.~~

The Master Portfolio may use futures as a substitute for a comparable market position in the underlying securities. A futures contract is an agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial statement at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes).

Master Portfolio may engage only in futures contract transactions involving: (i) the sale of a futures contract (i.e., short positions) to hedge the value of securities held by the Master Portfolio~~;~~ (ii) the purchase of a futures contract when the Master Portfolio holds a short position having the same delivery month (i.e., a long position offsetting a short position); or (iii) the purchase of a futures contract to permit the Master Portfolio to, in effect, participate in the market for the designated securities underlying the futures contract without actually owning such designated securities. When the Master Portfolio purchases a futures contract, it will create a segregated account consisting of cash or other liquid assets in an amount equal to the total market value of such futures contract, less the amount of initial margin for the contract.

If the Master Portfolio enters into a short position in a futures contract as a hedge against anticipated adverse market movements and the market then rises, the increase in the value of the hedged securities will be offset, in whole or in part, by a loss on the futures contract. If instead the Master Portfolio purchases a futures contract as a substitute for investing in the designated underlying securities, the Master Portfolio will experience gains or losses that correspond generally to gains or losses in the underlying securities. The latter type of futures contract transactions permits the Master Portfolio to experience the results of being fully invested in a particular asset class, while maintaining the liquidity needed to manage cash flows into or out of the Master Portfolio (e.g., from purchases and redemptions of Master Portfolio shares). Under normal market conditions, futures contract positions may be closed out on a daily basis. The Master Portfolio expects to apply a portion of its cash or cash equivalents maintained for liquidity needs to such activities.

Transactions by the Master Portfolio in futures contracts involve certain risks. One risk in employing futures contracts as a hedge against cash market price volatility is the possibility that futures prices will correlate imperfectly with the behavior of the prices of the securities in the Master Portfolio’s investment portfolio. Similarly, in employing futures contracts as a substitute for purchasing the designated underlying securities, there is a risk that the performance of the futures contract may correlate imperfectly with the performance of the direct investments for which the futures contract is a substitute. In addition, commodity exchanges generally limit the amount of fluctuation permitted in futures contract prices during a single trading day, and the existence of such limits may prevent the prompt liquidation of futures positions in certain cases. Limits on price fluctuations are designed to stabilize prices for the benefit of market participants; however, there could be cases where the Master Portfolio could incur a larger loss due to the delay in trading than it would have if no limit rules had been in effect.

Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the primary credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts are subject to market risk (i.e., exposure to adverse price changes). Although the Master Portfolio intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Master Portfolio to substantial losses. If it is not possible, or if the Master Portfolio determines not to close a futures position in anticipation of adverse price movements, the Master Portfolio will be required to make daily cash payments on variation margin.

In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio’s portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. An index futures contract is a standardized agreement between two parties that commits one party to buy and the other party to sell a stipulated quantity of a market index at a set price on or before a given date in the future. The seller never actually delivers "shares" of the index or shares of all the stocks in the index. Instead, the buyer and the seller settle the difference between the contract price and the market price in cash on the agreed-upon date – the buyer paying the difference if the actual price is lower than the contract price and the seller paying the difference if the actual price is higher. Options on futures contracts are similar to options on securities or currencies except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Futures contracts and options are standardized and traded on exchanges, where the exchange serves as the ultimate counterparty for all contracts. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

The Master Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Master Portfolio’s commitments to purchase when-issued securities. If the value of these assets declines, the Master Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

Hedging and Related Strategies.

The Master Portfolio may attempt to protect the U.S. dollar equivalent value of one or more of its investments (hedge) by purchasing and selling foreign currency futures contracts and by purchasing and selling currencies on a spot (i.e., cash) or forward basis. Foreign currency futures contracts are bilateral agreements pursuant to which one party agrees to make, and the other party agrees to accept, delivery of a specified type of currency at a specified future time and at a specified price. Although such futures contracts by their terms call for actual delivery or acceptance of currency, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. A forward currency contract involves an obligation to purchase or sell a specific currency at a specified future date, which may be any fixed number of days from the contract date agreed upon by the parties, at a price set at the time the contract is entered into.

The Master Portfolio may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date either with respect to specific transactions or with respect to portfolio positions. For example, the Master Portfolio may enter into a forward currency contract to sell an amount of a foreign currency approximating the value of some or all of the Master Portfolio’s securities denominated in such currency. The Master Portfolio may use forward contracts in one currency or a basket of currencies to hedge against fluctuations in the value of another currency when BGFA anticipates there will be a correlation between the two and may use forward currency contracts to shift the Master Portfolio’s exposure to foreign currency fluctuations from one country to another. The purpose of entering into these contracts is to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies.

BGFA might not employ any of the strategies described above, and there can be no assurance that any strategy used will succeed. If BGFA incorrectly forecasts exchange rates, market values or other economic factors in utilizing a strategy for the Master Portfolio, the Master Portfolio might have been in a better position had it not hedged at all. The use of these strategies involves certain special risks, including (1) the fact that skills needed to use hedging instruments are different from those needed to select the Master Portfolio’s securities, (2) possible imperfect correlation, or even no correlation, between price movements of hedging instruments and price movements of the investments being hedged, (3) the fact that, while hedging strategies can reduce the risk of loss, they can also reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments and (4) the possible inability of the Master Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Master Portfolio to sell a portfolio security at a disadvantageous time, due to the need for the Master Portfolio to maintain "cover" or to segregate securities in connection with hedging transactions and the possible inability of the Master Portfolio to close out or to liquidate its hedged position.

New financial products and risk management techniques continue to be developed. The Master Portfolio may use these instruments and techniques to the extent consistent with its investment objectives and regulatory and tax considerations.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Investment Company Securities.

The Master Portfolio may invest in securities issued by other open-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

Loans of Portfolio Securities.

The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, BGFA considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of their respective total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio’s or the borrower’s option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

Privately Issued Securities.

The Master Portfolio may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to the Master Portfolio. Privately issued or Rule 144A securities that are determined by BGFA to be "illiquid" are subject to the Master Portfolio’s policy of not investing more than 15% of its net assets in illiquid securities. BGFA, under guidelines approved by Board of Trustees of MIP, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by the Master Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

Short-Term Instruments and Temporary Investments.

The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody’s or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody’s or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation. Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Domestic commercial banks organized under Federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to have their deposits insured by the Federal Deposit Insurance Corporation (the "FDIC"). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks whose certificates of deposit ("CDs") may be purchased by the Master Portfolio are insured by the FDIC (although such insurance may not be of material benefit to the Master Portfolio, depending on the principal amount of the CDs of each bank held by the Master Portfolio) and are subject to Federal examination and to a substantial body of Federal law and regulation. As a result of Federal or state laws and regulations, domestic branches of domestic banks whose CDs may be purchased by the Master Portfolio generally are required, among other things, to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower and are subject to other regulation designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches of domestic banks, foreign subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as CDs and time deposits ("TDs"), may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and/or governmental regulation. Such obligations are subject to different risks than are those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on income and gains attributable to the obligations. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank.

Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation or by Federal or state regulation as well as governmental action in the country in which the foreign bank has its head office. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, Federal branches licensed by the Comptroller of the Currency and branches licensed by certain states ("State Branches") may be required to: (1) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (2) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of Federal and State Branches generally must be insured by the FDIC if such branches take deposits of less than $100,000.

In view of the foregoing factors associated with the purchase of CDs and TDs issued by foreign branches of domestic banks, by foreign subsidiaries of domestic banks, by foreign branches of foreign banks or by domestic branches of foreign banks, BGFA carefully evaluates such investments on a case-by-case basis.

The Master Portfolio may purchase CDs issued by banks, savings and loan associations and similar thrift institutions with less than $1 billion in assets, which are members of the FDIC, provided such Master Portfolio purchases any such CD in a principal amount of not more than $100,000, which amount would be fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC. Interest payments on such a CD are not insured by the FDIC. No Master Portfolio will own more than one such CD per such issuer.

Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. BGFA monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody’s or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. BGFA will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

Floating- and Variable-Rate Obligations. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Repurchase Agreements. The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong,[1] 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

____________________

1 Elected to the Board of Trustees of MIP on February 9, 2000.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughes Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same fund complex as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this SAI, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
State Farm International Index Fund One State Farm Plaza Bloomington, IL 61791	47%
Vantagepoint Overseas Equity Fund 777 North Capital St., N.E. Washington, D.C. 20002	43%
E*Trade International Index Fund 4500 Bohannon Drive Menlo Park, CA 94025	8%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. BGFA provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The BGFA Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The BGFA Advisory Contract will terminate automatically, in the event of its assignment (as defined in the 1940 Act).

Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.15% of the first $1 billion, and 0.10% thereafter, of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the periods shown below, the Master Portfolio paid BGFA the following advisory fees, without waivers.

	Three-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
International Index Master Portfolio	$19,417	$ 106,111

Co-Administrators. Stephens and BGI are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the fees payable to BGFA. Stephens and BGI are entitled to receive monthly compensation for providing administration services to the Master Portfolio at the annual rate of 0.10% of the first $1 billion, and 0.07% thereafter, of the average daily net assets of the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services. For the periods shown below, the Master Portfolio paid Stephens and BGI the following in co-administration fees, without waivers.

	Three-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000
International Index Master Portfolio	$12,945	$ 70,740

Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

Custodian. IBT currently acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

Transfer and Dividend Disbursing Agent. IBT also acts as each Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to MIP so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Securities of Regular Broker/Dealers. On December 31, 2000, the Master Portfolio owned no securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

Brokerage Commissions. For the periods shown below, the Master Portfolio paid the following brokerage commissions. None of the brokerage commissions were paid to affiliated brokers.

	Three-Month Period Ended 12/31/1999	Fiscal Year Ended 12/31/2000

International Index Master Portfolio	$21,652	$ 191,595

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting MIP’s portfolio, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolio’s investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio’s interestholders.

Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines approved by MIP’s Board of Trustees.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP’s Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. BGFA and MIP’s Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP’s Board of Trustees or its delegates.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP’s current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio generally will be taxable on the investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio’s taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of MIP.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors’ report for the Master Portfolio for the fiscal year ended December 31, 2000 are hereby incorporated by reference to MIP’s Form N-SAR (SEC File No. 811-8162) as filed with the SEC on March 2, 2001. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

RUSSELL 2000 INDEX MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

May 1, 2001

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP’s Part A, also dated May 1, 2001. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP’s Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

ITEM 11. TRUST HISTORY.

MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the Russell 2000 Index Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes and an interestholder of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers twelve other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objectives. The Master Portfolio’s investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. The Master Portfolio’s investment objective can be changed by MIP’s Board of Trustees without interestholder approval. The objective and policies of the Master Portfolio determines the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the investment objectives of the Master Portfolio will be achieved.

Investment Restrictions.

Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio’s outstanding voting interests. The Master Portfolio may not:

(1) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio’s investments in that industry would exceed 25% of the current value of the Master Portfolio’s total assets, provided that this restriction does not limit the Master Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the SEC or its staff); and provided further that the Master Portfolio reserves the right to concentrate in any industry in which the Russell 2000 Index becomes concentrated approximately to the same degree during the same period.

(2) Purchase securities of any issuer if, as a result, with respect to 75% of the Master Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or the Master Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio’s investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.

(3) Borrow money, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(4) Issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

(5) Make loans to other parties if, as a result, the aggregate value of such loans would exceed one-third of the Master Portfolio’s total assets. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with a Master Portfolio’s investment program may be deemed to be an underwriting.

(7) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).

(8) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without interestholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

(1) The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio’s investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio’s total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

(2) The Master Portfolio may not invest more than 15% of it’s net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

Portfolio Securities

Floating- and Variable-Rate Obligations.

The Master Portfolio may purchase floating- and variable-rate obligations as described in the Prospectus. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio’s portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

The Master Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Master Portfolio will generally purchase securities with the intention of acquiring them, the Master Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the adviser.

Futures Contracts and Options Transactions. The Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer’s futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract. The potential loss related to the purchase of options on futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option does change daily and that change would be reflected in the net asset value of the Master Portfolio.

In order to comply with undertakings made by the Master Portfolio pursuant to Commodity Futures Trading Commission ("CFTC") Regulation 4.5, the Master Portfolio will use futures and option contracts solely for bona fide hedging purposes within the meaning and intent of CFTC Reg. 1.3(z); provided, however, that in addition, with respect to positions in commodity futures or commodity option contracts which do not come within the meaning and intent of CFTC Reg. 1.3(z), the aggregate initial margin and premiums required to establish such positions will not exceed five percent of the liquidation value of the Master Portfolio’s portfolio, after taking into account unrealized profits and unrealized losses on any such contract it has entered into; and provided further, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount as defined in CFTC Reg. 190.01(x) may be excluded in computing such five percent.

Index Swaps. The Master Portfolio may enter into index swaps in pursuit of its investment objective. Index swaps involve the exchange by the Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. The Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If the Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, the Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

The use of index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by the Master Portfolio. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case the Master Portfolio may not receive net amount of payments that the Master Portfolio contractually is entitled to receive.

Stock Index Futures and Options on Stock Index Futures. The Master Portfolio may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, the Master Portfolio intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity. There can be no assurance that a liquid market will exist at the time when the Master Portfolio seeks to close out a futures contract or a futures option position. Lack of a liquid market may prevent liquidation of an unfavorable position.

Future Developments. The Master Portfolio may take advantage of opportunities in the area of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by the Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Master Portfolio’s investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, the Master Portfolio will provide appropriate disclosure in its prospectus.

Illiquid Securities.

The Master Portfolio may invest up to 15% of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as privately issued securities and other securities that are subject to legal or contractual restrictions on resale, floating- and variable-rate demand obligations as to which the Master Portfolio cannot exercise a demand feature on not more than seven days’ notice and as to which there is no secondary market and repurchase agreements providing for settlement more than seven days after notice.

Initial Public Offerings.

Although it is not a principal investment strategy of the Master Portfolio, the Master Portfolio may purchase shares issued in initial public offerings ("IPOs") in anticipation of such shares becoming part of the Russell 2000 Index. Although companies can be any age or size at the time of their IPOs, they are often smaller and have a limited operating history, which creates a greater potential for the value of their securities to be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company’s securities to be particular volatile at the time of its IPO and for a period thereafter. Because of the nature of IPOs and the fact that such securities may not be part of the Russell 2000 Index at the time of the Master Portfolio’s purchase, the Master Portfolio’s investments in IPOs may cause its performance to track the Russell 2000 Index less closely.

Investment Company Securities.

The Master Portfolio may invest in securities issued by other open-end, management investment companies, including investment companies that are affiliated with the Master Portfolio and its advisor, BGFA, to the extent permitted under the 1940 Act. As a general matter, under the 1940 Act, investment in such securities is limited to: (i) 3% of the outstanding voting stock of any one investment company, (ii) 5% of the Master Portfolio’s total assets with respect to any one investment company and (iii) 10% of the Master Portfolio’s total assets with respect to all such companies in the aggregate. Investments in the securities of other investment companies generally will involve duplication of advisory fees and certain other expenses. The Master Portfolio may also purchase shares of exchange-listed closed-end funds to the extent permitted under the 1940 Act.

Loans of Portfolio Securities.

The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio’s investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio does not enter into any portfolio security lending arrangements having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash- equivalent collateral. The Master Portfolio will not lend securities having an aggregate market value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio’s or the borrower’s option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Master Portfolio, BGFA or Stephens.

Repurchase Agreements.

The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities, and requires that additional securities be deposited with the custodian if the value of the securities purchased should decrease below resale price. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller’s obligation to repurchase, and the Master Portfolio’s obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by a Master Portfolio under the 1940 Act.

Short-Term Instruments and Temporary Investments.

The Master Portfolio may invest in high-quality money market instruments on an ongoing basis to provide liquidity, for temporary purposes when there is an unexpected level of interestholder purchases or redemptions or when "defensive" strategies are appropriate. The instruments in which the Master Portfolio may invest include: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (ii) negotiable certificates of deposit ("CDs"), bankers’ acceptances, fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and that are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"); (iii) commercial paper rated at the date of purchase "Prime-1" by Moody’s or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by BGFA; (iv) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than one year that are rated at least "Aa" by Moody’s or "AA" by S&P; (v) repurchase agreements; and (vi) short-term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets and in the opinion of BGFA are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolio.

Bank Obligations. The Master Portfolio may invest in bank obligations, including certificates of deposit, time deposits, bankers’ acceptances and other short-term obligations of domestic banks, foreign subsidiaries of domestic banks, foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions.

Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Master Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC.

Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating- or variable-interest rates.

Commercial Paper and Short-Term Corporate Debt Instruments. The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than one year remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody’s or "AA" by S&P. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default.

U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13. MANAGEMENT OF THE TRUST.

The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Trustees and Principal Officer of MIP, together with information as to their principal business occupations during at least the last five years, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Each Trustee who is deemed to be an "interested person" of MIP, as defined in the 1940 Act, is indicated by an asterisk.

Jack S. Euphrat, 78 415 Walsh Road Atherton, CA 94027	Trustee	Private Investor.
*R. Greg Feltus, 49	Trustee, Chairman and President	Executive Vice President of Stephens Inc.; President of Stephens Insurance Services Inc.; Senior Vice President of Stephens Sports Management Inc.; and President of Investors Brokerage Insurance Inc.
W. Rodney Hughes, 74 31 Dellwood Court San Rafael, CA 94901	Trustee	Private Investor.
Leo Soong, 54 Crystal Geyser Water Co. 55 Francisco Street, Suite 410 San Francisco, CA 94133	Trustee	Managing Director of Crystal Geyser Roxane Water Co.; Co-Founder and President of Crystal Geyser Water Co.
Richard H. Blank, Jr., 44	Chief Operating Officer, Secretary and Treasurer	Vice President of Stephens Inc.; Director of Stephens Sports Management Inc.; and Director of Capo Inc.

Compensation Table

For the Calendar Year Ended December 31, 2000

Name and Position	Aggregate Compensation from Registrant	Total Compensation from Registrant and Fund Complex
Jack S. Euphrat Trustee	$12,500	$25,000
*R. Greg Feltus Trustee	$0	$0
Leo Soong Trustee	$10,678	$21,357
W. Rodney Hughes Trustee	$12,500	$25,000

Trustees of MIP are compensated annually by all the registrants in the fund complex for their services as indicated above and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. MIP and Barclays Global Investors Funds, Inc. ("BGIF") are considered to be members of the same "fund complex" as such term is defined in Form N-1A under the 1940 Act. The Trustees are compensated by MIP and BGIF for their services as Directors/Trustees to MIP and BGIF. Currently, the Trustees do not receive any retirement benefits or deferred compensation from MIP or BGIF. As of the date of this Part B, the Trustees and Principal Officer of MIP as a group beneficially owned less than 1% of the outstanding beneficial interest of MIP.

Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of March 31, 2001, the interestholders identified below were known by the Trust to own 5% or more of the outstanding voting securities of the Master Portfolio. Approximate percentages are indicated in the table below:

Name and Address of Interestholder	Percentage of Master Portfolio
State Farm Russell 2000 Index Fund One State Farm Plaza Bloomington, IL 61710	83%
E*Trade Russell 2000 Index Fund 4500 Bohannon Drive Menlo Park, CA 94025	17%

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that an interestholder identified in the foregoing table is identified as the beneficial holder of more than 25% of the Master Portfolio, or is identified as the holder of record of more than 25% of the Master Portfolio and has voting and/or investment powers, it may be presumed to control the Master Portfolio.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The following information supplements and should be read in conjunction with Item 6 in Part A.

Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract ("BGFA Advisory Contract") with MIP. As to the Master Portfolio, the BGFA Advisory Contract is subject to annual approval by (i) MIP’s Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP’s Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to the Master Portfolio, the BGFA Advisory Contract is terminable without penalty, on 60 days’ written notice, by either party. The BGFA Advisory Contract will terminate automatically, as to the Master Portfolio, in the event of its assignment (as defined in the 1940 Act).

Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.08% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance. For the period beginning December 19, 2000 (the Master Portfolio’s commencement of operations) and ended December 31, 2000, the Master Portfolio paid BGFA $1,203 in advisory fees, without waivers.

Co-Administrators. Stephens and Barclays Global Investors, N.A. ("BGI") are the Master Portfolio’s co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio’s non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP’s trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio’s business, and compensates MIP’s trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA. Stephens and BGI are entitled to receive a monthly fee, in the aggregate, at an annual rate of 0.02% of the average daily net assets of the Master Portfolio for providing administrative services and assuming expenses. For the period beginning December 19, 2000 and ended December 31, 2000, the Master Portfolio paid Stephens and BGI a combined co-administration fee of $301, without waivers.

Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent to the Master Portfolio.

Custodian. IBT acts as the Master Portfolio’s custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it receives compensation for providing sub-administration services to the Master Portfolios.

Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio’s Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

Expenses. Except for extraordinary expenses, brokerage and other expenses connected with to the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio’s and MIP’s operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain of the brokers or dealers with whom the Master Portfolio may transact business offer commission rebates to the Master Portfolio. BGFA considers such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. Brokers also are selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Portfolio turnover may vary from year to year, as well as within a year. Portfolio turnover rates over 100%, although unexpected, may result in comparatively greater brokerage expenses. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

Brokerage Commissions. For the period beginning December 19, 2000 and ended December 31, 2000, the Master Portfolio paid total brokerage commissions in the amount of $44,826 including $43,764 in brokerage commissions paid to Barclays Global Investors Services, an affiliate of BGFA.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

Pursuant to MIP’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio’s net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

Each investor is entitled to vote, with respect to matters affecting each of MIP’s portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP’s Trustees it is necessary or desirable to submit matters for an investor vote.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Master Portfolio affected by such matter. Rule 18f-2 further provides that a Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of such Master Portfolio in the matter are identical or that the matter does not affect any interest of such Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

The following information supplements and should be read in conjunction with Item 7 in Part A.

Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Payment for interests of the Master Portfolio may, at the discretion of the adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

Suspension of Redemptions. The right of redemption of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the SEC so that disposal of the Master Portfolio’s investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Securities and Exchange Commission by order may permit to protect the Master Portfolio’s interestholders.

Pricing of Securities. The securities of the Master Portfolio are valued as discussed below. Domestic securities are valued at the last sale price on the domestic securities or commodities exchange or national securities market on which such securities primarily are traded. Securities not listed on a domestic exchange or national securities market, or securities in which there were no transactions, are valued at the most recent bid prices. Portfolio securities which are traded primarily on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges, except that when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities is determined by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by BGFA in accordance with such guidelines as approved my MIP’s Board of Trustees.

Restricted securities, as well as securities or other assets for which market quotations are not readily available, or are not valued by a pricing service approved by MIP’s Board of Trustees, are valued at fair value as determined in good faith by BGFA in accordance with guidelines approved by MIP’s Board of Trustees. BGFA and MIP’s Board of Trustees periodically review the method of valuation. In making its good faith valuation of restricted securities, BGFA generally takes the following factors into consideration: restricted securities which are, or are convertible into, securities of the same class of securities for which a public market exists usually will be valued at market value less the same percentage discount at which purchased. This discount is revised periodically if it is believed that the discount no longer reflects the value of the restricted securities. Restricted securities not of the same class as securities for which a public market exists usually are valued initially at cost. Any subsequent adjustment from cost is based upon considerations deemed relevant by MIP’s Board of Trustees or its delegates.

New York Stock Exchange Closings. The holidays on which the New York Stock Exchange is closed currently are: New Year’s Day, Martin Luther King, Jr.’s Birthday, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor in the Master Portfolio generally will be taxable on the investor’s share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio’s net income and gains (as determined for federal income tax purposes) in determining the investor’s federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Master Portfolio’s assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company’s "investment company taxable income" annually).

ITEM 20. UNDERWRITERS.

The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

KPMG LLP provides audit services, tax services and assistance and consultation in connection with the review of certain SEC filings. KPMG LLP’s address is Three Embarcadero Center, San Francisco, California 94111.

The audited financial statements, including the portfolio of investments, and independent auditors’ report for the Master Portfolio for the period beginning December 19, 2000 and ending December 21, 2000 are hereby incorporated by reference to MIP’s Form N-SAR (SEC File No. 811-8162) as filed with the SEC on March 2, 2001. The audited financial statements for the Master Portfolio are attached to all Part Bs delivered to interestholders or prospective interestholders.

APPENDIX

Description of certain ratings assigned by Standard & Poor’s Corporation ("S&P"), Moody’s Investors Service, Inc. ("Moody’s"), Fitch Investors Service, Inc. ("Fitch"), Duff & Phelps, Inc. ("Duff") and IBCA Inc. and IBCA Limited ("IBCA"):

S&P Bond Ratings

"AAA"

Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

S&P’s letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody’s Bond Ratings

"Aaa"

Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Moody’s applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody’s Commercial Paper Ratings

The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch IBCA, Duff and Phelps Bond Ratings

The ratings represent Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer’s future financial strength and credit quality.

"AAA"

Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch IBCA, Duff and Phelps Short-Term Ratings

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

Although the credit analysis is similar to Fitch’s bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

"F-1+"

Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

File No. 811-8162

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit	Description
(a)(1)
Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.

(a)(2)
Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.

(a)(3)
Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.

(a)(4)
Certificate of Amendment to the Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed September 9, 1998.

(b)
By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15, 1993.

(c)
Not applicable

(d)(1)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios, filed herewith.

(d)(2)

Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(3)

Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Asset Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(4)

Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(5)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Money Market Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(6)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Extended Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(7)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the U.S. Equity Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(8)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the International Index Master Portfolio, incorporated by reference to Amendment No. 11 to the Registration Statement, filed September 29, 1999.

(d)(9)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Russell 2000 Index Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(e)
Placement Agency Agreement with Stephens Inc. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(f)
Not applicable.

(g)
Custody Agreement with Investors Bank & Trust Co. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(1)

Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. on behalf of the Asset Allocation, Bond Index, LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Money Market and S&P 500 Index Master Portfolios, filed herewith.

(h)(2)

Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. on behalf of Extended Index, International Index, Russell 2000 Index and U.S. Equity Index Master Portfolios, filed herewith.

(h)(3)

Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(h)(4)

Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc., Strong Funds Distributors, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 7 to the Registration Statement, filed August 31, 1998.

(h)(5)

Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(6)

First Amendment to the Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(7)

Third Party Feeder Fund Agreement by and among Diversified Investors Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(8)

Third Party Feeder Fund Agreement by and among Diversified Institutional Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(9)

Third Party Feeder Fund Agreement by and among Vantagepoint Funds, ICMA - RC Services, LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(10)

Third Party Feeder Fund Agreement by and among INTRUST SERIES TRUST, BISYS Fund Services, BISYS Fund Services, Inc., INTRUST Bank, N.A., Investors Bank & Trust Company and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(11)

Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(12)

Amendment No. 2 to the Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(13)

Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com Asset Management, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(14)

Third Party Feeder Fund Agreement by and among Smith Barney Investment Trust, CFBDS, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(15)

Third Party Feeder Fund Agreement by and among Whatifi Funds, BISYS Fund Services, BISYS Fund Services, Inc., Investors Bank & Trust Co. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(16)

Third Party Feeder Fund Agreement by and among Atlas Assets, Inc., Atlas Securities, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(17)

Third Party Feeder Fund Agreement by and among BB&T Funds, BISYS Fund Services Limited Partnership and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(18)

Third Party Feeder Fund Agreement by and among State Farm Mutual Fund Trust, State Farm VP Management Corp. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(i)
Not applicable.

(j)(1)
Consent of Independent Auditors, filed herewith.

(j)(2)
Powers of Attorney for Jack S. Euphrat, R. Greg Feltus and W. Rodney Hughes, incorporated by reference to Amendment No. 5 to the Registration Statement, filed June 30, 1997.

(j)(3)
Power of Attorney for Leo Soong, incorporated by reference to Amendment No. 12, filed June 30, 2000.

(k)
Not applicable

(l)
Not applicable

(m)

Distribution Plan on behalf of the Asset Allocation, Institutional Money Market, LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Funds, incorporated by reference to Post-Effective Amendment No. 22, filed July 30, 1999.

(n)
Not applicable.

(p)(1)
Code of Ethics of Master Investment Portfolio, filed herewith.

(p)(2)
Code of Ethics of Barclays Global Fund Advisors, filed herewith.

(p)(3)
Code of Ethics of Stephens Inc., filed herewith.

Item 24. Persons Controlled by or Under Common Control with Registrant

                No person is controlled by or under common control with the Registrant.

Item 25. Indemnification

                Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser.

                The Master Portfolios are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI"). BGFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

                Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position at BGFA
Principal Business(es) During at Least the Last Two Fiscal Years

Garrett Bouton Director
Chairman and Chief Executive Officer of BGFA and Director of BGI 45 Fremont Street, San Francisco, CA 94105

Patricia Dunn Director
Managing Director of BGFA and Co-Chairman and Director of BGI 45 Fremont Street, San Francisco, CA 94105

Andrea Zulberti Director
Chief Administrative Officer of BGFA and BGI 45 Fremont Street, San Francisco, CA 94105

Allison Davis
Chief Financial Officer of BGFA and BGI 45 Fremont Street, San Francisco, CA 94105

Item 27. Principal Underwriters.

                (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations LifeGoal Funds, Inc., Nations Funds Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust and is the exclusive placement agent for Wells Fargo Core Trust, Nations Master Investment Trust, and Master Investment Portfolio, all of which are registered open-end management investment companies, and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc., and Hatteras Income Securities, Inc., closed-end management investment companies.

                (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV filed by Stephens Inc. with the SEC pursuant to the 1940 Act (file No. 501-15510).

                (c)     Not applicable.

Item 28. Location of Accounts and Records

                (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

                (b) BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

                (c) Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

                (d) IBT maintains all Records relating to its services as sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.

Item 29. Management Services

                Other than as set forth under the captions "Item 6, Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 13, Management of the Trust" and "Item 15, Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30. Undertakings

                Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 27th day of April, 2001.

                                                                      MASTER INVESTMENT PORTFOLIO

By:  /s/ Richard H. Blank, Jr.
Richard H. Blank, Jr.
Secretary and Treasurer
(Principal Financial Officer)

Pursuant to the requirements of the 1940 Act, this Amendment No. 14 to the Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title
* (R. Greg Feltus)	Trustee, Chairman and President (Principal Executive Officer)	4/27/01
/s/Richard H. Blank, Jr. (Richard H. Blank, Jr.)	Secretary and Treasurer (Principal Financial Officer)	4/27/01
* (Jack S. Euphrat)	Trustee	4/27/01
* (W. Rodney Hughes)	Trustee	4/27/01
* (Leo Soong)	Trustee	4/27/01

*By: /s/ Richard H. Blank, Jr.
Richard H. Blank, Jr.
As Attorney-in-Fact
April 27, 2001

* Richard H. Blank, Jr. signs this document pursuant to powers of attorney as previously filed.

MASTER INVESTMENT PORTFOLIO

SEC FILE No. 811-8162

EXHIBIT INDEX

Exhibit Number	Description
Exhibit (d)(1)
Investment Advisory Contract with Barclays Global Fund Advisors on behalf of the LifePath Master Portfolios

Exhibit (h)(1)
Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. on behalf of Asset Allocation, Bond Index, LifePath, Money Market and S&P 500 Index Master Portfolios.

Exhibit (h)(2)
Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. on behalf of Extended Index, International Index, Russell 2000 Index and U.S. Equity Index Master Portfolios.

Exhibit (j)(1)
Consent of Independent Auditors – KPMG LLP

Exhibit (p)(1)
Code of Ethics of Master Investment Portfolio

Exhibit (p)(2)
Code of Ethics of Barclays Global Fund Advisors

Exhibit (p)(3)
Code of Ethics of Stephens Inc.

INVESTMENT ADVISORY CONTRACT

MASTER INVESTMENT PORTFOLIO

111 Center Street

Little Rock, Arkansas 72201

February 14, 2001

Barclays Global Fund Advisors
45 Fremont Street
San Francisco, California 94105

Dear Sirs:

        This will confirm the agreement between Master Investment Portfolio (the "Trust") on behalf of the LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios (each, a "Master Portfolio" and collectively, the "Master Portfolios") and Barclays Global Fund Advisors (the "Adviser") as follows:

        1.    The Trust is a registered open-end management investment company currently consisting of multiple investment portfolios. The Master Portfolios are five of these portfolios. The Trust proposes to engage in the business of investing and reinvesting the assets of the Master Portfolios in the manner and in accordance with the investment objective and restrictions specified in the Trust’s Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "Act"). Copies of the Registration Statement have been furnished to the Adviser. Any amendments to the Registration Statement shall be furnished to the Adviser promptly.

        2.    The Trust is engaging the Adviser to manage the investing and reinvesting of the Master Portfolios’ assets and to provide the advisory services specified elsewhere in this contract to the Master Portfolios, subject to the overall supervision of the Board of Trustees of the Trust.

         3.   (a) The Adviser shall make investments for the account of the Master Portfolios in accordance with the Adviser’s best judgment and consistent with the investment objective and restrictions set forth in the Trust’s Registration Statement, the Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, subject to policy decisions adopted by the Trust’s Board of Trustees. The Adviser shall advise the Trust’s officers and Board of Trustees, at such times as the Trust’s Board of Trustees may specify, of investments made for the Master Portfolios and shall, when requested by the Trust’s officers or Board of Trustees, supply the reasons for making particular investments.

                (b) The Adviser shall provide to the Trust investment guidance and policy direction in connection with its daily management of the Master Portfolios’ assets, and shall furnish to the Trust’s Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolios and such additional reports and information as the Trust’s Board of Trustees and officers shall reasonably request.

                (c) The Adviser shall pay the costs of printing and distributing all materials relating to the Master Portfolios prepared by it, or prepared at its request, other than such costs relating to proxy statements, registration statements, reports for holders of beneficial interests of the Master Portfolios ("Interestholders") and other materials distributed to existing or prospective Interestholders on behalf of the Master Portfolios.

                (d) The Adviser shall, at its expense, employ or associate with itself such persons as the Adviser believes appropriate to assist it in performing its obligations under this contract.

            4.     The Trust understands that the Adviser, in rendering its services to the Master Portfolios hereunder, may delegate certain advisory responsibilities hereunder to a sub-adviser (the "Sub-Adviser"), provided that the Adviser shall continue to supervise and monitor the performance of the duties delegated to the Sub-Adviser and provided that any such delegation will not relieve the Adviser of its duties and obligations under this contract. The Adviser will not seek to amend any such Sub-Advisory Contract to materially alter the obligations of the parties unless the Adviser gives the Trust at least 60 days’ prior written notice thereof.

            5.     The Adviser shall give the Trust and the Master Portfolios the benefit of the Adviser’s best judgment and efforts in rendering services under this contract. As an inducement to the Adviser’s undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its Interestholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties under this contract or by reason of reckless disregard of its obligations and duties hereunder.

            6.     In consideration of the services to be rendered by the Adviser under this contract, the Trust shall pay the Adviser a monthly fee on the first business day of each month, at the annual rate of 0.55% for the period beginning as of the date of this contract through June 30, 2001, and 0.35% thereafter. The fee shall be based on the average daily value (as determined on each day that such value is determined for the Master Portfolios at the time set forth in the Registration Statement for determining net asset value) of each Master Portfolio’s net assets during the preceding month. If the fee payable to the Adviser pursuant to this paragraph 6 begins to accrue after the beginning of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of that month or from the beginning of that month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of the Master Portfolios’ net assets shall be computed in the manner specified in the Registration Statement and the Trust’s Agreement and Declaration of Trust for the computation of the value of the Master Portfolios’ net assets in connection with the determination of the net asset value of Master Portfolio interests.

            7.     This contract shall become effective on its execution date and shall thereafter continue in effect for a period of more than two years from the date hereof only so long as the continuance is specifically approved at least annually (a) by the vote a majority of each Master Portfolio’s outstanding voting securities (as defined in the Act) or by the Trust’s Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated at any time by the Trust without the payment of any penalty, by a vote of a majority of a Master Portfolio’s outstanding voting securities (as defined in the Act) or by a vote of a majority of the Trust’s entire Board of Trustee’s on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

           8.     Except to the extent necessary to perform the Adviser’s obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

            9.     This contract shall be governed by and construed in accordance with the laws of the State of California.

           10.     This contract has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this contract shall only be binding upon the assets and property of the Master Portfolios, as provided for in the Trust’s Agreement and Declaration of Trust, and shall not be binding upon any Trustee, officer or Interestholder of the Trust or a Master Portfolio individually.

    If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
MASTER INVESTMENT PORTFOLIO
on behalf of the LifePath Master Portfolios

/s/ Richard H. Blank, Jr.
Richard H. Blank, Jr.
Chief Operating Officer

ACCEPTED as of the date
set forth above:

BARCLAYS GLOBAL FUND ADVISORS

By: /s/ Lee T. Kranefuss

Name: Lee T. Kranefuss

Title: Managing Director

By: /s/ Danell J. Doty

Name: Danell J. Doty

Title: Principal

CO-ADMINISTRATION AGREEMENT

Master Investment Portfolio

111 Center Street

Little Rock, Arkansas 72201

                                                                                                                                                                       October 21, 1996

Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105

Ladies and Gentlemen:

This will confirm the agreement among Master Investment Portfolio (the "Trust") on behalf of its Master Portfolios listed in the attached Appendix A; as such Appendix may be amended from time to time (each, a "Master Portfolio" and, collectively, the "Master Portfolios"), Barclays Global Investors, N.A. ("BGI") and Stephens Inc. ("Stephens", together with BGI, the "Co-administrators") as follows:

1. The Trust is a registered open-end, management investment company. The Trust engages in the business of investing and reinvesting the assets of each Master Portfolio in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the Trust’s currently effective Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940, as amended (the "Act"). Copies of the Registration Statement, as most recently amended, have been furnished to the Co-administrators. Any amendments to the Registration Statement shall be furnished to the Co-administrators promptly.

2. The Trust is engaging the Co-administrators to provide, or cause to be provided, the administrative services specified elsewhere in this agreement, subject to the overall supervision of the Trust’s Board of Trustees. Pursuant to advisory contracts between the Trust and Barclays Global Fund Advisors (the "Adviser") on behalf of each Master Portfolio, the Trust has engaged the Adviser to manage the investing and reinvesting of the assets of the Master Portfolios and to provide advisory services as specified in such advisory contracts.

3. The Co-administrators agree, at their expense, to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties, the provision of, and liability thereto, for certain of such services to be allocated on such Appendix, in connection with the operations of the Trust and the Master Portfolios, and take all reasonable action in the performance of their obligations under this agreement to assure that the necessary information is made available to other service providers, as such may be required by the Trust from time to time; and to provide all other administrative services reasonably necessary for the operation of the Master Portfolios, other than those services that are to be provided by the Adviser pursuant to the advisory contracts and by the Trust’s transfer and dividend disbursing agent and custodian.

4. Except as provided in the advisory contracts on behalf of each of the Trust’s Master Portfolios and in this agreement, and only for so long as the Co-administrators are entitled to compensation for providing co-administration services to a feeder fund that invests substantially all of its assets in a corresponding Master Portfolio or either a co-administrator or an affiliate receives advisory fees from the Master Portfolio, the Co-administrators agree to bear all of the costs of the operations of such Master Portfolio, including, but not limited to, its pro rata portion of the compensation of the Trust’s trustees who are not affiliated with the Adviser, the Co-administrators or any of their affiliates; governmental fees; interest charges; taxes; fees and expenses of its independent auditors, legal counsel (other than in connection with litigation), transfer agent and dividend disbursing agent; fees paid to shareholder servicing and other special purpose agents; expenses of preparing and printing any Parts A or B, interestholders’ reports, notices, proxy statements and reports to regulatory agencies; travel expenses of trustees of the Trust in connection with their attendance at Board and other meetings relating to the Trust; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and trustees liability insurance; trade association membership dues; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per interest of the Master Portfolios; expenses of interestholders’ meetings; expenses relating to the issuance, registration, qualification and redemption of interests of the Master Portfolios; any pricing services; and organizational expenses. Notwithstanding anything to the contrary, the Co-administrators shall not be required to bear any portion of advisory fees payable to the Adviser under its advisory contracts with the Trust and brokerage fees and other expenses connected with the execution of portfolio securities transactions, distribution fees payable as a result of a "defensive" distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act, litigation expenses, taxes (including income, excise, transfer and withholding taxes) or cost or expense that a majority of the disinterested trustees of the Trust deems to be an extraordinary expense. Expenses attributable to one or more, but not all, of the Master Portfolios shall be charged against the assets of the relevant Master Portfolios. General expenses of the Trust shall be allocated among the Master Portfolios in a manner proportionate to the net assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

5. Each Co-administrator shall exercise reasonable care and shall give the Trust the benefit of the Co-administrator’s best judgment and efforts in rendering services under this agreement. As an inducement to the Co-administrators’ undertaking to render services hereunder, the Trust agrees that a Co-administrator shall not be liable under this agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this agreement shall be deemed to protect or purport to protect the Co-administrator against any liability to the Trust or its interestholders to which the Co-administrator would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Co-administrators’ duties under this agreement or by reason of reckless disregard of its obligations and duties hereunder.

6. The Co-administrators shall not be entitled to compensation for providing administrative services to a Master Portfolio so long as the Co-administrators are entitled to receive fees for providing similar services to a feeder fund of another registered investment company that invests all of its assets in the Master Portfolio or either a co-administrator or an affiliate receives advisory fees from the Master Portfolio.

7. This agreement shall become effective on its execution date. Thereafter, this agreement shall continue with respect to a Master Portfolio for successive annual periods only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Master Portfolio’s outstanding voting securities (as defined in the Act) or by the Trust’s Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated at any time by the Trust without the payment of any penalty, by a vote of a majority of the Master Portfolio’s outstanding voting securities (as defined in the Act) or by a vote of a majority of the Trust’s entire Board of Trustee’s on 60 days’ written notice to the Co-administrators, or by the Co-administrators on 60 days’ written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

8. Except to the extent necessary to perform the Co-administrators’ obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Co-administrators, or any affiliate of the Co-administrators, or any employee of the Co-administrators, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

9. This agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

10. The Trust hereby agrees and acknowledges that each Co-administrator may allocate or further delegate responsibility for any or all of the services to be provided hereunder, as listed on Appendix B hereto, between each Co-administrator; provided that the Co-administrators shall have joint and several liability for the provision of the services under this agreement, except that BGI or Stephens each agree to assume sole responsibility, and related liability thereto, for providing the duties and services identified as the sole responsibility of BGI or Stephens on such Appendix B; and, further provided that each Co-administrator agrees to remain fully liable to the Trust for the provision of any service that such Co-administrator delegates to another entity.

11. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

If the foregoing correctly sets forth the agreement between the Trust and the Co-administrators, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

MASTER INVESTMENT PORTFOLIO,

on behalf of LifePath 2000, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Asset Allocation, Bond Index, Extended Index, Money Market, S&P 500 Index, U.S. Equity Index, U.S. Treasury Allocation Master Portfolios

By: ________________________________

Name: Richard H. Blank, Jr.

Title: Chief Operating Officer,

Secretary and Treasurer

ACCEPTED as of the date

set forth above:

BARCLAYS GLOBAL INVESTORS, N.A.

By: ____________________________

Name: Larry G. Tint

Title: Managing Director

BARCLAYS GLOBAL INVESTORS, N.A.

By: ____________________________

Name: Julia LeSage

Title: Principal

STEPHENS INC.

By: ____________________________

Name: Richard H. Blank, Jr.
Title: Senior Vice President

Appendix A

Master Investment Portfolio

LifePath Income Master Portfolio

LifePath 2010 Master Portfolio

LifePath 2020 Master Portfolio

LifePath 2030 Master Portfolio

LifePath 2040 Master Portfolio

Asset Allocation Master Portfolio

Bond Index Master Portfolio

Money Market Master Portfolio

S&P 500 Index Master Portfolio

Dated: October 21, 1996

Approved as amended: June 11, 1998 to include the Money Market Master Portfolio

Approved as amended: February 14, 2001

Appendix B

Master Investment Portfolio

LIST OF ADMINISTRATIVE SERVICES

Stephens Inc.

1. Review agenda and assemble Board materials for quarterly Board meetings; prepare supporting information when necessary; prepare minutes of Board and committee meetings.

2. Review and approve Board material.

3. Provide expense budgets.

4. Monitor actual expenses and update budgets/expense accruals as necessary.

5. Review and authorize filing of Forms N-SAR.

6. Maintain records of sales and file appropriate registrations and renewals, sales information and other required material for Blue Sky purposes.

7. Review and provide advice to the distributor and the Trust on behalf of the Master Portfolios and investment adviser regarding sales literature and marketing plans to assure regulatory compliance.

Barclays Global Investors

1. Continuously monitor portfolio activity and related functions in conjunction with all applicable regulatory requirements. Take corrective action as necessary.

2. Identify the services to which the Funds report performance information. Provide information as requested on performance questionnaires.

3. Prepare appropriate management letter and coordinate production of Management Discussion and Analysis, with respect to the preparation and printing of shareholder reports.

4. Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements, with respect to the preparation and printing of shareholder reports.

5. Prepare selected portfolio and financial information for inclusion in Board material.

6. Assist in presentation to Board as desired by Fund Officer(s).

7. Calculate total return information and other statistical information including undistributed income and capital gains with respect to condensed financial information for review by management.

8. Perform tests of specific portfolio activities against compliance checklists designed from the provisions of the Masters’ and Money Market Fund’s current Prospectus and SAI.

9. Calculate dividend amounts available for distribution.

10. Coordinate review of dividend amounts by management and auditors.

11. Notify fund accounting and transfer agent of authorized dividends rates.

12. Prepare responses to various performance questionnaires; coordinate as necessary, and submit responses to the appropriate agency;

13. Prepare Forms N-SAR for filing; obtain any necessary supporting documents; file with the SEC via EDGAR.

14. Draft semi-annual and annual shareholder reports and coordinate auditor and management review.

15. Coordinate printing of reports and EDGAR conversion with outside printer and filing with the SEC via EDGAR.

16. Provide information for Financial Highlights and expense tables.

17. Continuously monitor portfolio activity regarding diversification in conjunction with IRS requirements for registered investment companies.

18. Continuously monitor portfolio activity regarding "short short" income and qualifying income in conjunction with IRS requirements for registered investment companies.

Stephens Inc. and Barclays Global Investors

1. Prepare, or assist in the preparation, and file with the SEC and state securities regulators, if applicable, registration statements, notices, reports, and other material required to be filed under applicable laws.

2. Review financial information and take any necessary action.

3. Develop and implement procedures for monitoring compliance with regulatory requirements and compliance with each Master Portfolio's investment objective, policies and restrictions as established by the Trust's Board, perform compliance testing and approve resolution of compliance issues.

4. Approve dividend rates; obtain Board approval when required.

5. Determine allocation of invoices among funds. Authorize and send to fund accountants for payment of expenses.

6. Coordinate activities of other vendors as necessary.

7. Provide appropriate responses to Forms N-SAR.

8. Provide marketing input of shareholder report style and graphics.

9. Review and approve entire shareholder report.

10. Review drafts and coordinate review process of Forms N-1A updates and prospectus supplements.

11. Coordinate printing, EDGAR conversion, and filing with the SEC with outside printers of Forms N-1A.

12. Maintain and preserve the corporate records of the Company, including each Master Portfolio.

13. Make appropriate representations in conjunction with audit.

14. Review diversification test results and corrective actions taken, with respect to qualifications as a registered investment company.

15. Approve tax positions taken regarding qualification as a registered investment company.

16. Review "short short" income and qualifying income test results and corrective actions taken, with respect to qualifications as a registered investment company.

17. Approve tax positions taken regarding "short short" income and qualifying income, with respect to qualifications as a registered investment company.

18. Approve tax accounting positions to be taken.

19. Approve distributions

20. Review tax returns and coordinate signature thereof with a Fund Officer.

Approved: October 21, 1996

CO-ADMINISTRATION AGREEMENT

Master Investment Portfolio

111 Center Street

Little Rock, Arkansas 72201

                                                                                                                                                                                    October 28, 1998

Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Barclays Global Investors, N.A.
45 Fremont Street
San Francisco, CA 94105

Ladies and Gentlemen:

This will confirm the agreement among Master Investment Portfolio (the "Trust") on behalf of its Master Portfolios listed in the attached Appendix A; as such Appendix may be amended from time to time (each, a "Master Portfolio" and, collectively, the "Master Portfolios"), Barclays Global Investors, N.A. ("BGI") and Stephens Inc. ("Stephens," together with BGI, the "Co-administrators") as follows:

        1. The Trust is a registered open-end, management investment company. The Trust engages in the business of investing and reinvesting the assets of each Master Portfolio in the manner and in accordance with the applicable investment objective, policies and restrictions specified in the Trust’s currently effective Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940, as amended (the "Act"). Copies of the Registration Statement, as most recently amended, have been furnished to the Co-administrators. Any amendments to the Registration Statement shall be furnished to the Co-administrators promptly.

        2. The Trust is engaging the Co-administrators to provide, or cause to be provided, the administrative services specified elsewhere in this agreement, subject to the overall supervision of the Trust’s Board of Trustees. Pursuant to advisory contracts between the Trust and Barclays Global Fund Advisors (the "Adviser") on behalf of each Master Portfolio, the Trust has engaged the Adviser to manage the investing and reinvesting of the assets of the Master Portfolios and to provide advisory services as specified in such advisory contracts.

        3. The Co-administrators agree to supervise the administrative operations and undertake to provide, or cause to be provided, the services described on Appendix B, as such Appendix may be amended from time to time by the mutual consent of the parties, the provision of, and liability thereto, for certain of such services to be allocated on such Appendix, in connection with the operations of the Trust and the Master Portfolios, and take all reasonable action in the performance of their obligations under this agreement to assure that the necessary information is made available to other service providers, as such may be required by the Trust from time to time; and to provide all other administrative services reasonably necessary for the operation of the Master Portfolios, other than those services that are to be provided by the Adviser pursuant to the advisory contracts and by the Trust’s transfer and dividend disbursing agent and custodian.

        4. In consideration of the administration services to be rendered by the Co-administrators under this agreement, the Co-administrators are entitled to a monthly fee based on the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the each Master Portfolio’s net assets during the preceding month at the rates listed in Appendix A. If the fee payable pursuant to this Paragraph 4 begins to accrue before the end of any month or if this agreement terminates before the end of any month, the fee for the period from the effective date to the end of that month or from the beginning of that month to the termination date, respectively, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating each such monthly fee, the value of each Master Portfolio’s net assets shall be computed in the manner specified in the Registration Statement and Declaration of Trust for the computation of the value of the Master Portfolio’s net assets in connection with the determination of the net asset value of interests of the Master Portfolio. For purposes of this agreement, a "business day" is any day that Barclays Global Investors Funds, Inc. is open for trading.

        5. Except as provided in the advisory contracts on behalf of each of the Trust’s Master Portfolios and in this agreement, the Co-administrators agree to bear all of the costs of the operations of such Master Portfolio, including, but not limited to, its pro rata portion of the compensation of the Trust’s trustees who are not affiliated with the Adviser, the Co-administrators or any of their affiliates; custody fees; governmental fees; interest charges; taxes; fees and expenses of its independent auditors, legal counsel (other than in connection with litigation), transfer agent and dividend disbursing agent; fees paid to shareholder servicing and other special purpose agents; expenses of preparing and printing any Parts A or B, interestholders’ reports, notices, proxy statements and reports to regulatory agencies; travel expenses of trustees of the Trust in connection with their attendance at Board and other meetings relating to the Trust; office supplies; premiums for fidelity bonds and errors and omissions and/or officers and trustees liability insurance; trade association membership dues; fees and expenses of any custodian and fund accountant, including those for keeping books and accounts and calculating the net asset value per interest of the Master Portfolios; expenses of interestholders’ meetings; expenses relating to the issuance, registration, qualification and redemption of interests of the Master Portfolios; any pricing services; and organizational expenses. Notwithstanding anything to the contrary, the Co-administrators shall not be required to bear any portion of advisory fees payable to the Adviser under its advisory contracts with the Trust and brokerage fees and other expenses connected with the execution of portfolio securities transactions, litigation expenses, taxes (including income, excise, transfer and withholding taxes) or cost or expense that a majority of the disinterested trustees of the Trust deems to be an extraordinary expense. Expenses attributable to one or more, but not all, of the Master Portfolios shall be charged against the assets of the relevant Master Portfolios. General expenses of the Trust shall be allocated among the Master Portfolios in a manner proportionate to the net assets of each Master Portfolio, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

        6. Each Co-administrator shall exercise reasonable care and shall give the Trust the benefit of the Co-administrator’s best judgment and efforts in rendering services under this agreement. As an inducement to the Co-administrators’ undertaking to render services hereunder, the Trust agrees that a Co-administrator shall not be liable under this agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this agreement shall be deemed to protect or purport to protect the Co-administrator against any liability to the Trust or its interestholders to which the Co-administrator would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Co-administrators’ duties under this agreement or by reason of reckless disregard of its obligations and duties hereunder.

        7. This agreement shall become effective on its execution date. Thereafter, this agreement shall continue with respect to a Master Portfolio for successive annual periods only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Master Portfolio’s outstanding voting securities (as defined in the Act) or by the Trust’s Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated at any time by the Trust without the payment of any penalty, by a vote of a majority of the Master Portfolio’s outstanding voting securities (as defined in the Act) or by a vote of a majority of the Trust’s entire Board of Trustee’s on 60 days’ written notice to the Co-administrators, or by the Co-administrators on 60 days’ written notice to the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

        8. Except to the extent necessary to perform the Co-administrators’ obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Co-administrators, or any affiliate of the Co-administrators, or any employee of the Co-administrators, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

        9. This agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

        10. The Trust hereby agrees and acknowledges that each Co-administrator may allocate or further delegate responsibility for any or all of the services to be provided hereunder, as listed on Appendix B hereto, between each Co-administrator; provided that the Co-administrators shall have joint and several liability for the provision of the services under this agreement, except that BGI or Stephens each agree to assume sole responsibility, and related liability thereto, for providing the duties and services identified as the sole responsibility of BGI or Stephens on such Appendix B; and, further provided that each Co-administrator agrees to remain fully liable to the Trust for the provision of any service that such Co-administrator delegates to another entity.

        11.     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        If the foregoing correctly sets forth the agreement between the Trust and the Co-administrators, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                                                 Very truly yours,

                                                                                 MASTER INVESTMENT PORTFOLIO,

on behalf of the Master Portfolios listed on the attached Appendix A

By: /s/ Richard H. Blank, Jr.
Richard H. Blank, Jr.
Chief Operating Officer

ACCEPTED as of the date
set forth above:

BARCLAYS GLOBAL INVESTORS, N.A.

By: /s/ Mike Latham
Mike Latham
Managing Director

By:  /s/ Danell Doty
Danell Doty
Principal

STEPHENS INC.

By: /s/ Richard H. Blank, Jr.
            Richard H. Blank, Jr.
            Vice President

Appendix A

Master Portfolio	Co-Administration Fee (as a % of net assets)
Extended Index	0.02%
International Index	0 - $1 billion 0.10% > $1 billion 0.07%
U.S. Equity Index	0.01%
Russell 2000 Index	0.02%

Dated: October 28, 1998
Approved as amended: July 28, 1999
Approved as amended: August 16, 2000
Approved as amended: February 14, 2001

Appendix B

Master Investment Portfolio

LIST OF ADMINISTRATIVE SERVICES

Stephens Inc.

1. Review agenda and assemble Board materials for quarterly Board meetings; prepare supporting information when necessary; prepare minutes of Board and committee meetings.

2. Review and approve Board material.

3. Provide expense budgets.

4. Monitor actual expenses and update budgets/expense accruals as necessary.

5. Review and authorize filing of Forms N-SAR.

6. Maintain records of sales and file appropriate registrations and renewals, sales information and other required material for Blue Sky purposes.

7. Review and provide advice to the distributor and the Trust on behalf of the Master Portfolios and investment adviser regarding sales literature and marketing plans to assure regulatory compliance.

Barclays Global Investors

1. Continuously monitor portfolio activity and related functions in conjunction with all applicable regulatory requirements. Take corrective action as necessary.

2. Identify the services to which the Master Portfolios report performance information. Provide information as requested on performance questionnaires.

3. Prepare appropriate management letter and coordinate production of Management Discussion and Analysis, with respect to the preparation and printing of shareholder reports.

4. Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements, with respect to the preparation and printing of shareholder reports.

5. Prepare selected portfolio and financial information for inclusion in Board material.

6. Assist in presentation to Board as desired by Trust Officer(s).

7. Calculate total return information and other statistical information including undistributed income and capital gains with respect to condensed financial information for review by management.

8. Perform tests of specific portfolio activities against compliance checklists designed from the provisions of the Master Portfolios’ current Registration Statement.

9. Calculate dividend amounts available for distribution.

10. Coordinate review of dividend amounts by management and auditors.

11. Notify fund accounting and transfer agent of authorized dividends rates.

12. Prepare responses to various performance questionnaires; coordinate as necessary, and submit responses to the appropriate agency;

13. Prepare Forms N-SAR for filing; obtain any necessary supporting documents; file with the SEC via EDGAR.

14. Draft semi-annual and annual shareholder reports and coordinate auditor and management review.

15. Coordinate printing of reports and EDGAR conversion with outside printer and filing with the SEC via EDGAR.

16. Provide information for Financial Highlights and expense tables.

17. Continuously monitor portfolio activity regarding diversification in conjunction with IRS requirements for registered investment companies.

18. Continuously monitor portfolio activity regarding "short short" income and qualifying income in conjunction with IRS requirements for registered investment companies.

Stephens Inc. and Barclays Global Investors

1. Prepare, or assist in the preparation, and file with the SEC and state securities regulators, if applicable, registration statements, notices, reports, and other material required to be filed under applicable laws.

2. Review financial information and take any necessary action.

3. Develop and implement procedures for monitoring compliance with regulatory requirements and compliance with each Master Portfolio's investment objective, policies and restrictions as established by the Trust's Board, perform compliance testing and approve resolution of compliance issues.

4. Approve dividend rates; obtain Board approval when required.

5. Determine allocation of invoices among funds. Authorize and send to fund accountants for payment of expenses.

6. Coordinate activities of other vendors as necessary.

7. Provide appropriate responses to Forms N-SAR.

8. Provide marketing input of shareholder report style and graphics.

9. Review and approve entire shareholder report.

10. Review drafts and coordinate review process of Forms N-1A updates and prospectus supplements.

11. Coordinate printing, EDGAR conversion, and filing with the SEC with outside printers of Forms N-1A.

12. Maintain and preserve the corporate records of the Trust, including each Master Portfolio.

13. Make appropriate representations in conjunction with audit.

14. Review diversification test results and corrective actions taken, with respect to qualifications as a registered investment company.

15. Approve tax positions taken regarding qualification as a registered investment company.

16. Review "short short" income and qualifying income test results and corrective actions taken, with respect to qualifications as a registered investment company.

17. Approve tax positions taken regarding "short short" income and qualifying income, with respect to qualifications as a registered investment company.

18. Approve tax accounting positions to be taken.

19. Approve distributions

20. Review tax returns and coordinate signature thereof with a Trust Officer.

Approved: October 28, 1998
Signed: /s/ Mike Latham	Signed: /s/ Richard H. Blank, Jr.
By: Mike Latham	By:Richard H. Blank, Jr.
Title: Managing Director	Title: Vice President
Barclays Global	Stephens Inc.

Investors, N.A.
Signed: /s/ Danell Doty
By: Danell Doty
Title: Principal
          Barclays Global
          Investors, N.A.

Signed: Richard H. Blank, Jr.
By: Richard H. Blank, Jr.
Title: Chief Operating Officer
          Master Investment Portfolio

Consent of Independent Auditors

To the Shareholders and Board of Directors of
Barclays Global Investors Funds, Inc.:

To the Interestholders and Board of Trustees of
Master Investment Portfolio:

We consent to the use of our report dated February 9, 2001 on the statements of assets and liabilities of Asset Allocation Fund, Bond Index Fund, Institutional Money Market Fund, Money Market Fund and S&P 500 Stock Fund (five series of Barclays Global Investors Funds, Inc.) as of December 31, 2000, and the related statements of operations, statements of changes in net assets and financial highlights for each of the years or periods presented in the annual report, incorporated by reference in Post-Effective Amendment No. 24, to Registration Statement (No. 033-54126) on Form N-1A under the Securities Act of 1933.

We also consent to the use of our report dated February 9, 2001 on the statement of assets and liabilities of Asset Allocation Master Portfolio, Bond Index Master Portfolio, Money Market Master Portfolio and S&P 500 Index Master Portfolio (four series of Master Investment Portfolio) as of December 31, 2000, and the related statement of operations, statements of changes in net assets and financial highlights for each of the years or periods presented in the annual report, incorporated by reference herein.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

/s/ KPMG LLP

San Francisco, California
April 30, 2001

BARCLAYS GLOBAL INVESTORS FUNDS, INC.

MASTER INVESTMENT PORTFOLIO

JOINT CODE OF ETHICS

Adopted Under Rule 17j-1

Effective August 16, 2000

Barclays Global Investors Funds, Inc. ("BGIF") and Master Investment Portfolio ("MIP") (each a "Company" and collectively, the "Companies") are confident that their Directors, officers, and employees act with integrity and good faith. The Companies recognize, however, that personal interests may conflict with the Companies’ interests where officers or Directors:

know about present or future portfolio transactions; or

have the power to influence portfolio transactions; and

engage in securities transactions in their personal account(s).

In an effort to prevent these conflicts and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Companies have adopted this Joint Code of Ethics (the "Code") to prohibit transactions and conduct that create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix A). Although the Companies have adopted the Code jointly pursuant to Rule 17j-1 under the 1940 Act, each Company is responsible for implementing the Code on behalf of, and for compliance therewith by, its own access persons.

I. About BGIF, MIP and the Advisor.

BGIF is a registered investment company that consists of multiple investment portfolios (each a "Feeder Fund" and collectively, the "Feeder Funds"). The Feeder Funds do not have their own investment advisor. Instead, each Feeder Fund invests all of its assets in a corresponding master portfolio of MIP (each a "Master Portfolio" and collectively, the "Master Portfolios") that has substantially identical investment objectives, strategies and policies as the Feeder Fund. MIP is a registered investment company that consists of multiple Master Portfolios (collectively, with the Feeder Funds, the "Funds"). Barclays Global Fund Advisors (the "Advisor") is the investment advisor for the Master Portfolios. The Advisor provides investment guidance and policy direction for each Master Portfolio. In buying and selling securities for the Master Portfolios, the Advisor employs replication and representative sampling strategies for certain Master Portfolios and mathematical allocation models for certain other Master Portfolios. Because of these investment methodologies, the personal securities activities of the Directors and officers of the Companies are less likely to create a conflict of interest than they may in investment companies that employ performance based or fundamental research driven investment or other discretionary strategies. Consequently, the Companies have considered, but not adopted, certain of the recommendations of the Investment Company Institute’s Advisory Group on Personal Trading.

II. About this Code of Ethics.

A. Who is covered by the Code?

All Company officers;

All Directors, both interested and independent; and

Natural persons in a control relationship to a Fund who obtain information concerning recommendations about the purchase or sale of any security by a Fund (Natural Control Persons).

B. What rules apply to me?

This Code sets forth specific prohibitions regarding securities transactions and sets out certain reporting requirements. For the reporting requirements that apply to you, please refer to Parts A - D, as indicated below.
Independent Directors	Part A
Interested Directors	Part B
Company Officers	Part C
Natural Control Persons	Part D

III. Statement of General Principles.

In recognition of the trust and confidence placed in the Companies by their shareholders, and because the Companies believe that their operations should benefit their shareholders, the Companies have adopted the following general principles:

A. The interests of our shareholders are paramount. Shareholder interests must be placed before your own.

B. You must accomplish all personal securities transactions in a manner that avoids a conflict between your personal interests and those of the Companies and our shareholders.

C. You must avoid actions or activities that allow you or your family to profit or benefit from your position with the Companies, or that bring into question your independence or judgment.

IV. Prohibition Against Fraud, Deceit and Manipulation.

You cannot, in connection with the direct or indirect purchase or sale of a security held or to be acquired by a Fund:

A. employ any device, scheme or artifice to defraud the Fund;

B. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

C. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

D. engage in any manipulative practice with respect to the Fund.

V. Review and Enforcement of the Code.

A. Appointment of a Review Officer.

A review officer (the "Review Officer") will be appointed by the Chairman of the Board of Directors of each Company ("Chairman") to perform the duties described in this Section V.

B. The Review Officer’s Duties and Responsibilities.

        (1) The Review Officer shall notify each person who becomes an access person of a Company and is required to report under the Code of their reporting obligations, no later than 10 days before the first quarter in which such person is obligated to begin reporting.

        (2) The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with the Funds’ completed portfolio transactions and a list of securities being considered for purchase (i.e., trade lists) by the Advisor during the quarter to determine whether a Code violation may have occurred. The Review Officer may request additional information or take any other appropriate measure that the Review Officer decides is necessary to aid in this determination. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

        (3) If the Review Officer finds that a Code violation may have occurred, the Review Officer must create and submit a written report regarding the possible violation, together with the confidential quarterly report and any explanatory material provided by the person, to the Chairman and legal counsel ("Counsel") for a Company. The Chairman, with advice of Counsel, will determine, in his or her sole discretion, whether the person violated the Code.

        (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

        (5) If required, the Review Officer will submit his or her own reports (as required) to an Alternate Review Officer who will fulfill the duties of the Review Officer with respect to such reports. If a securities transaction of the Review Officer is under review for a possible violation, a Company officer designated by the Chairman will act as the Alternate Review Officer for purposes of this Section V.

        (6) The Review Officer will, on an annual basis, obtain from the Advisor, or any other investment adviser to a Fund (including any sub-adviser) and the Companies’ principal underwriter (if applicable) a written annual issues report and accompanying certification.

C. Exceptions.

        In the event that a person subject to the Code believes that he or she is unable to comply with certain provisions of the Code, the person must notify the Review Officer in writing, setting forth the reasons why he or she cannot comply with the Code.

        The Review Officer, in his or her discretion, may exempt such person from any such provisions of the Code, if the Review Officer determines that (a) the services of the person are valuable to the Company or the Advisor; (b) the failure to grant this exemption will result in an undue burden on the person or prevent the person from being able to render services to the Company or the Advisor; and (c) granting the exemption does not detrimentally affect the shareholders of the Company or the Advisor or create a risk of such an effect. The Review Officer will prepare a report documenting the nature and scope of any exemption granted, the persons involved and the reasons for granting such exemption.

        Any person granted an exemption with respect to a particular transaction must furnish the Review Officer with a written report concerning that transaction within three days of the transaction.

D. Sanctions.

        If the Chairman, with advice of Counsel, determines that a person violated the Code pursuant to paragraph B.(3) above, disciplinary action may be taken and sanctions may be imposed.

VI. Recordkeeping.

        The Companies will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

A. A copy of this Code and any other code adopted by a Company which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C. A copy of each Quarterly, Initial and Annual Report submitted under this Code, including any information provided in lieu of such reports, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and a list of those who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E. A copy of each annual issues report and accompanying verification, as required by Section VIII.C of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

VII. Interrelationship with Other Codes of Ethics.

A.    General Principle.

A person who is both an access person of a Company and an access person of the Advisor or principal underwriter is only required to report under and otherwise comply with the Advisor’s or principal underwriter’s Rule 17j-1 code of ethics, respectively, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. Such persons, however, are still subject to the principles and prohibitions contained in Section III and IV hereof.

B. Procedures.

        The Advisor must:

(1) Submit to the Boards of Directors a copy of its code of ethics adopted pursuant to Rule 17j-1;

(2) Promptly furnish to the Companies, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Companies’ Code; and

(3) Promptly report to the Companies in writing any material amendments to its code of ethics, along with the certification described under Section VIII.C hereof.

VIII. Miscellaneous.

                A. Confidentiality.

The Companies will endeavor to maintain the confidentiality of all personal securities transactions reports and any other information filed with the Companies under this Code. Such reports and related information, however, may be produced to the Securities and Exchange Commission and other regulatory agencies.

B. Interpretation of Provisions.

        The Companies’ Boards of Directors may from time to time adopt such interpretations of this Code as they deem appropriate.

C. Annual Issues Report and Accompanying Certification.

        At least annually, each Company must provide the following to its respective Board of Directors:

(1) a written report that describes any issues that arose during the previous year under its code and any procedures thereto, including any material code or procedural violations, and any resulting sanctions; and

(2) a certification that it has adopted procedures reasonably necessary to prevent its access persons from violating its code.

The Companies may report to the Boards more frequently as they deem necessary or appropriate and shall do so as requested by the Boards.

D. Initial and Annual Acknowledgment.

The Review Officer shall promptly provide all persons covered by this Code with a copy of the Code. In addition, all persons covered by this Code must complete the Acknowledgment included as Appendix D within 10 days of becoming an access person of the Companies and must submit an Acknowledgment to the Review Officer each year thereafter.

Adopted: August 16, 2000

PART A

Independent Directors

I. Quarterly Reports

Each quarter, you must report any securities transactions, as well as any securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report form is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are not required to submit a report.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

II. What Must Be Included In Your Quarterly Reports?

(A) You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must also list each securities account you established during the quarter in which any securities were held for your direct or indirect benefit.

(B) Reports of securities transactions are required only if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Director, should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by a Fund.

For purposes of this exception, an independent director does not have such specific actual or constructive knowledge that a reportable security is or was purchased or sold, or was considered for purchase or sale, if such knowledge is based solely on the fact that the independent director "knew" that MIP or BGI Funds that are index or index allocation funds, purchase and sell securities comprising the indices on a daily basis.

Note: The "should have known" standard does not:

imply a duty of inquiry;

presume you should have deduced or extrapolated from discussions or memoranda dealing with a Fund’s investment strategies; or

impute knowledge from your awareness of a Fund’s portfolio holdings, market considerations, benchmark index, or investment policies, objectives and restrictions.

III. What May Be Excluded from Your Quarterly Reports?

You are not required to include the following securities, transactions or accounts on your Quarterly Reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

(B) Purchases of direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in a security included in the report.

PART B

Interested Directors

I. Initial and Annual Report of Securities Holdings and Accounts.

You must provide the Review Officer with a complete listing of your securities accounts and any securities you beneficially own as of the date you first became subject to the Code’s reporting requirements. You must submit the initial list within 10 days of the date you first became subject to the reporting requirements. Each following year, you must submit a revised list to the Review Officer showing your securities accounts and any securities you beneficially own as of a date no more than 30 days before you submit the list. An Initial Report form and an Annual Report form are included as Appendix C.

II. Quarterly Reports.

Each quarter, you must report any securities transactions, as well as any securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

III. What Must Be Included In Your Reports?

You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You also must list on the report each account in which any securities were held for your direct or indirect benefit.

IV. What May Be Excluded from Your Reports?

You are not required to include the following securities, transactions or accounts on your reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

(B) Purchases of direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in a security included in the report.

PART C

Company Officers

I. Initial and Annual Report of Securities Holdings and Accounts.

You must provide the Review Officer with a complete listing of your securities accounts and any securities you beneficially own as of the date you first became subject to the Code’s reporting requirements. You must submit the initial list within 10 days of the date you first became subject to the reporting requirements. Each following year, you must submit a revised list to the Review Officer showing your securities accounts and any securities you beneficially own as of a date no more than 30 days before you submit the list. An Initial Report form and an Annual Report form are included as Appendix C.

II. Quarterly Reports.

Each quarter, you must report any securities transactions, as well as any securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

III. What Must Be Included In Your Reports?

You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You also must list on the report each account in which any securities were held for your direct or indirect benefit.

IV. What May Be Excluded from Your Reports?

You are not required to include the following securities, transactions or accounts on your reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

(B) Purchases of direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in a security included in the report.

PART D

Natural Control Persons

I. Initial and Annual Report of Securities Holdings and Accounts.

You must provide the Review Officer with a complete listing of your securities accounts and any securities you beneficially own as of the date you first became subject to the Code’s reporting requirements. You must submit the initial list within 10 days of the date you first became subject to the reporting requirements. Each following year, you must submit a revised list to the Review Officer showing your securities accounts and any securities you beneficially own as of a date no more than 30 days before you submit the list. An Initial Report form and an Annual Report form are included as Appendix C.

II. Quarterly Reports.

Each quarter, you must report any securities transactions, as well as any securities accounts you established during the quarter. You must submit your report to the Review Officer no later than 10 days after the end of each calendar quarter. A Quarterly Report is included as Appendix B.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a Quarterly Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information.

III. What Must Be Included In Your Reports?

You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You also must list on the report each account in which any securities were held for your direct or indirect benefit.

IV. What May Be Excluded from Your Reports?

You are not required to include the following securities, transactions or accounts on your reports:

(A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

(B) Purchases of direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in a security included in the report.

V. Pre-Approval of Investments in IPOs or Limited Offerings.

If you are a natural control person who controls the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company, you may not directly or indirectly acquire beneficial ownership in any securities in an IPO or limited offering without obtaining prior approval from the Review Officer. The Review Officer must review each request for approval and record the decision regarding the request. Each such record must include the Review Officer’s reasons supporting the decision. The Companies must maintain a record of any decision, and the reasons supporting the decision, to approve these investments for at least five years after the end of the fiscal year in which the approval is granted.

APPENDIX A

Definitions

General Note

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Access person means any director, trustee or officer of a Company; any employee of a Company (or of any company in a control relationship to a Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Company or whose functions relate to the making of any recommendations with respect to the purchases or sales; and any natural person in a control relationship to a Company, who obtains information concerning recommendations made to the Company with regard to the purchase or sale of securities by the Company.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary (monetary) interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company’s outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

Independent Director means a Director of a Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

Interested Director means a Director of a Company who is an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered open-end investment companies.

A security held or to be acquired by a Fund means: (i) any security that within the most recent 15 days is or has been held by the Fund or is being or has been considered by the Advisor for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security.

A security is being purchased by a Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A security is being considered for purchase by a Fund when the Advisor identifies a security as such. For purposes of this Code, the Advisor considers securities on its "trade lists" as those "being considered for purchase."

Company officer means any person lawfully elected by a Board and authorized to act on behalf of a Company.

APPENDIX B

Quarterly Report

Name of Reporting Person: ___________________________

Calendar Quarter Ended: ______________

Date Report Due: ______ 10, ____

Date Report Submitted:_____________

Securities Transactions
Date of Transaction	Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you have no securities transactions to report for the quarter, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

____________________________________________________________________________________________________________________________________________________________________

Securities Accounts

If you established a securities account during the quarter, please provide the following information:
Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

If you did not establish a securities account during the quarter, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: ____________________ Date: __________________

APPENDIX C

Initial and Annual Reports of Securities and Accounts

INITIAL HOLDINGS REPORT

Name of Reporting Person: ____________________________

Date Person Became Subject to the Code’s Reporting Requirements: ________

Information in Report Dated As Of: ____________

Date Report Due: __________

Date Report Submitted: __________

Securities Holdings
Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue. ____________________________________________________________________________________________________________________________________________________________________

Securities Accounts
Name of Broker, Dealer or Bank	Name(s) on and Type of Account

If you have no securities accounts to report, please check here.

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature: ____________________ Date: __________________

APPENDIX C (CONTINUED)

ANNUAL HOLDINGS REPORT

Name of Reporting Person:________________________________

Information in Report Dated As of:____________

Date Report Due: __________

Date Report Submitted:____________

Calendar Year Ended: December 31, _____

Securities Holdings
Name of Issuer and Title of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

____________________________________________________________________________________________________________________________________________________________________

Securities Accounts
Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) on and Type of Account

If you have no securities accounts to report for the year, please check here.

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature: ____________________ Date: __________________

APPENDIX D

Acknowledgment

TO: Review Officer

RE: Acknowledgment of Code of Ethics

---------------------------------------------------------------------------------------------------------------------

Initial Acknowledgment: Please check here if this is an initial acknowledgment. ˆ

I CERTIFY THAT (1) I HAVE RECEIVED, READ AND UNDERSTAND THE CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, (3) I WILL COMPLY WITH THIS CODE, AND (4) I WILL REPORT ALL HOLDINGS, TRANSACTIONS AND ACCOUNTS THAT I AM REQUIRED TO REPORT PURSUANT TO THIS CODE.

---------------------------------------------------------------------------------------------------------------------

Annual Acknowledgment: Please check here if this is an annual acknowledgment. ˆ

I CERTIFY THAT (1) I HAVE RECEIVED, READ AND UNDERSTAND THE CODE OF ETHICS, (2) I AM AWARE THAT I AM SUBJECT TO THE PROVISIONS OF THIS CODE, (3) I HAVE COMPLIED WITH THIS CODE AT ALL TIMES DURING THE PREVIOUS CALENDAR YEAR, AND (4) I HAVE, DURING THE PREVIOUS CALENDAR YEAR, REPORTED ALL HOLDINGS, TRANSACTIONS AND ACCOUNTS THAT I AM REQUIRED TO REPORT PURSUANT TO THIS CODE.

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Name (print): ________________________

Position: ____________________________

Signature: ___________________________

Date Submitted: ______________________

Date Due: ___________________________

Barclays Global Investors, N.A.

And its Subsidiaries:

Barclays Global Funds Advisors

Barclays Global Investors Services

CODE OF ETHICS

Introduction

Barclays Global Investors, N.A. and its subsidiaries Barclays Global Funds Advisors (BGFA) and Barclays Global Investors Services (BGIS), collectively referred to as "BGI", have adopted the following Code of Ethics regarding personal securities transaction policies and procedures intended to prevent their US officers, directors and employees from engaging in any fraudulent or manipulative acts with respect to accounts managed or advised by BGI as set forth in SEC 17 CFR 270 Rule 17j-1, SEC 17 CFR 275 Rule 204-2 and OCC Regulation 12 CFR 12.7. Policies and Procedures on Insider Trading and Chinese Walls are included in Appendix A.

Definitions

"Securities" are defined as any SEC registered or privately placed equity and fixed income security, future or option contract, or other related commodity derivative investment. This includes closed-end mutual funds, unit investment trusts, physical-form securities, and exchange traded funds. "Securities" do not include US Treasuries and other direct obligations of the US Government, banker’s acceptance, commercial paper, and shares of registered open- end investment companies.

"Employee" include any US directors, officers and employees of BGI and his/her spouse, domestic partner, minor children, a relative who shares the employee’s home or other persons by reason of any contract, arrangement, understanding or relationship that provides to the employee with sole or shared voting or investment powers.

"Personal Account" includes any securities account or portfolio in which securities are held for the employee in which the employee has a direct or indirect pecuniary (monetary) interest. The term includes IRA and 401(k) accounts in which securities can be purchased or sold.

Prohibited Trading Activities

Insider Trading

All employees are prohibited from engaging in insider trading or tipping.

Insider trading occurs when a personal securities transaction occurs on the basis of or while in possession of material, nonpublic information. Information is considered material if it could reasonably affect the employee’s decision to invest (or not to invest) in a security. Nonpublic information is that which is generally not available to the ordinary investors in the marketplace. Refer to Appendix A for further details on insider trading.

Parallel Trading, Front Running and Shadowing Restrictions

All employees are prohibited from conducting personal securities transactions that are considered parallel trading, front running and shadowing.

Shadowing and parallel trading occur when an employee observes a BGI trade or trading pattern and places the same (or similar) trade in his/her account or passes the information to others inside or outside of the company. Front running occurs when an employee uses (or passes to others who use the information) advance knowledge of a BGI trade to enter into a personal transaction in the same security ahead of BGI’s order and to capitalize on the impact of the BGI order.

Restricted Trading Activities

Trading in Barclays PLC Securities and Securities Underwritten by Barclays’ Affiliates

All Members of the Board of Directors of BGI, members of the Management Committee, employees reporting directly to BGI’s Chief Financial Officer and all employees within the U.S. and Global Finance and Treasury Groups are prohibited from trading in the securities of Barclays PLC during the period from the end of the accounting year or half year until the relevant results are announced, i.e., from January 1 to the preliminary results announcement in February and from July 1 to the interim results announcement in August. During other times, these individuals must pre-clear trades in Barclays PLC securities in accordance with the Barclays PLC policy.

Requirements for All Employees

Reporting of Personal Accounts and Securities Transactions

All employees must disclose all personal accounts to US Compliance and must authorize US Compliance to receive duplicate trade confirmations and account statements.

Upon employment, new employees must sign a document stating that they understand and agree to abide by BGI’s personal trading requirements, restrictions and prohibitions.

Annual Certification

All employees must provide an annual certification of their personal accounts and securities holdings.

All employees must certify at least annually their understanding and compliance with the Code of Ethics.

60 Day Holding Period

Employees are required to hold securities including options and futures for a minimum of 60 days, and to avoid short-term trading practices. US Compliance may pre-approve exceptions to the 60 day holding period.

Pre-Clearance Prior to Transactions in IPOs, Private Placements, Options, and Futures

All employees must obtain pre-clearance for transactions in IPOs, private placements, options and futures. For options and futures, the employee must execute the transaction by the end the next days closing of the relevant market or request another pre-clearance.

Blackout Periods

Employees are restricted from trading securities in selected indexes during a designated "blackout" period when the specific index is undergoing a major scheduled reconstitution. US Compliance will notify employees of the "blackout" periods which will include a period of time before and after a major scheduled index reconstitution.

Additional Requirements for Access Persons

Access Persons include all employees whose Group 1) participates in making securities purchase and sell recommendations or 2) may have access to timely and material information concerning BGI’s securities transactions. Access Persons also include the Boards of Directors and officers of BGFA and BGIS.

US Compliance will identify BGI’s Access Persons who are required to submit reports under this Code of Ethics and inform them of their reporting and securities preclearance obligations.

Reporting of Securities Transactions and Holdings

All Access Persons must provide a listing of securities holdings to US Compliance within 10 calendar days from when a personal account is opened and provide US Compliance with transaction information until such time as US Compliance receives duplicate confirmations and statements.

All newly hired Access Persons must provide a complete listing of securities holdings on their initial day of employment.

Access Persons Requiring Pre-clearance by Management and US Compliance

All Access Persons, whose Group directly participates in making securities purchase or sell recommendations or has timely and material knowledge of BGI’s securities transactions, must pre-clear their personal securities transactions with their Group manager in addition to pre-clearance by US Compliance. The manager will verify that there is no timely or material knowledge of trades pending for specific securities within the Access Person’s Group. These Groups include Portfolio Management, Trading, Transition Services, Client Order Management, and other Groups identified by US Compliance from time to time.

Pre-clearance authorization is valid until the next day’s closing of the relevant market.

Access Persons Requiring Pre Notification of Transactions to US Compliance Only

The following Groups have access to information relating to BGI’s securities transactions. Employees within these Groups must pre notify US Compliance of their securities transactions. These Groups include Internal Audit, US Compliance, US Risk Management, Legal, Trading Operations, Advance Strategy Research, Index Research Group, the US Executive Committee, US members of the Management Committee, BGFA and BGIS Board of Directors and officers. In addition, all BGI staff who have access to the following systems must also pre notify the US Compliance Group of their securities transactions: Landmark, Bulk Console, Beacon, Bidbook, Fifus, TOCV2, TSC, IntelProd, Quantex and any other systems identified by US Compliance from time to time.

Access Persons are not required to pre-clear nor pre-notify of transactions in accounts managed by a registered investment advisor for which full discretion has been granted. Documentation of such an arrangement must be provided and an exemption must be obtained from US Compliance who will confirm the discretionary arrangement.

Pre-clearance and pre notification is not required for transactions in automatic dividend reinvestment plans, periodic stock purchase plans or in selling or exercising rights obtained as a shareholder in an issue.

Monitoring of Personal Securities Transactions

Post Trade Review

US Compliance will review personal securities transactions to identify violations of the Code of Ethics. Violations to this policy will be reviewed by management and disciplinary action may be taken up to and including dismissal.

Adoption and Approval of BGI Code of Ethics

US Compliance will present the BGI Code of Ethics for approval by the Board of Directors or Trustees of all funds for which BGFA or BGIS is the investment advisor. This will be done at the initiation of investment advisory services provided by BGFA or BGIS to the fund and no later than six months after a material change has been adopted. In connection with each approval, BGFA and BGIS will certify to the board that they have adopted procedures reasonably necessary to prevent the Access Persons from materially violating the BGI Code of Ethics.

BGFA and BGIS will provide to the fund’s board a written report describing issues, material violations and sanctions, and will certify to the board that procedures have been adopted which are intended to prevent Access Persons from violating the BGI Code of Ethics. This report and certification will be submitted Code of Ethics at least annually.

RecordKeeping Requirements

BGI will follow the recordkeeping practices outlined below:

A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, will be maintained in an easily accessible place.

A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

A copy of each personal account statement, trade confirmation and any information provided in lieu of a report will be retained for five years, two years in an easily accessible location.

A record of all persons, currently or within the past five years, who are or were required to make reports, and who are or were responsible for reviewing these reports will be retained in an easily accessible location.

A copy of each report submitted to a fund board pursuant to the Code of Ethics will be maintained for at least five years after the end of the fiscal year in which it is made, two years in an easily accessible location.

A record of any decision to approve and the reasons supporting the decision to approve the acquisition by employees of IPOs and private placements will be maintained for at least five years after the end of the fiscal year in which the approval is granted.

APPENDIX A

INSIDER TRADING AND CHINESE WALL POLICY

A. Introduction

The continued success of Barclays depends on its relationships with its customers and on its well-deserved reputation as an institution grounded in a tradition of integrity and ethical conduct in all of its dealings. To maintain this high standard and, thus, Barclays’ reputation in today’s regulatory and business climate, requires strict observance of ethical behavior as well as of legal obligations created by the Federal securities laws and specific contractual undertakings of Barclays such as confidentiality agreements. This Policy emphasizes generally the importance of adhering to professional and ethical conduct and provides specific policies and, in certain instances, procedures, with respect to Personal Securities Transactions and Chinese Walls. These guidelines will help employees meet Barclays’ contractual, ethical and statutory obligations.

BGI employees who violate these policies and procedures will be subject to such disciplinary action as management deems appropriate, including a letter of censure or suspension, or removal from office, or summary termination of employment.

B. Insider Trading

All employees must strictly comply with Federal, provincial or state securities laws in transactions on behalf of Barclays and in their own personal transactions. Such securities laws prohibit trading on material non-public information ("Insider Trading") or communicating such information to others who may trade on it ("Tipping").

What constitutes material non-public information ("Inside Information") must be determined on the basis of all pertinent circumstances. First, the information must be material. Material information is generally defined as (i) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or (ii) information that is reasonably certain to have a substantial effect on the price of a company’s securities. Second, the information must be non-public. Information that has been communicated to the market place is generally public and, therefore, not Inside Information. For example, information found in a filing or a report made with the Securities and Exchange Commission or appearing in newspapers, industry journals, financial newsletters or other publications would be considered public, although information obtained by word-of-mouth or through rumors would not necessarily be public. Information that is known only inside a company or to a limited number of outsiders such as accountants, bankers, financial advisors or attorneys, is not public.

The following information will generally be Inside Information if not publicly known: (a) information concerning a company, including information concerning its business, financial matters and management, such as changes in earnings or dividends, significant technical achievements, important discoveries of natural resources, the obtaining or losing of major contracts, or changes in management; and (b) information concerning a company’s securities, including the market for a security or its terms, such as a prospective tender offer, merger or acquisition, prospective block trade, prospective private placement or public offering, impending stock dividend or stock split or proposed recapitalization. A BGI employee who had any of the types of Inside Information described above would be guilty of Tipping if he or she (a) either communicated the Information to another person or (b) simply told another person, without explanation, to buy or sell the securities of that company, and the other person did indeed purchase such securities as a result of such Tipping. Similarly, a staff member, possessing Inside Information, would be guilty of Insider Trading if he or she bought or sold securities for his or her personal account, or for BGI’s account, based on that Inside Information.

C. Confidentiality And Chinese Wall Policy

Beyond simply complying with the letter of the law, employees are expected to understand and observe the highest professional and ethical standards in conducting BGI’s business. All BGI employees have a duty to respect the confidential nature of information received from customers and to use that information only for the purpose for which it is provided, whether or not that information is Inside Information and regardless of the basis on which confidentiality is required - whether it be statutory requirements, ethical considerations or contractual obligations. Maintaining strict standards with respect to the confidentiality of information will accomplish several goals. It will enable BGI to (a) preserve its reputation for corporate integrity, (b) maintain compliance with the Federal securities laws, and (c) reduce the occurrence of conflicts of interest both within divisions (and even within teams) as well as between separate operating entities of Barclays. Indeed, maintaining strict standards of confidentiality will enable BGI to serve the needs of its customers more effectively.

In certain areas Chinese Walls will be, or have been, established to ensure that employees have adopted procedures to safeguard the confidentiality of information. The term "Chinese Wall" is a familiar one to most people. However, what it means or how it actually operates in the workplace is often misunderstood.

A Chinese Wall is a barrier that controls or restricts the flow of confidential information. It is essentially a system or set of procedures designed to segregate information and prevent the communication of that information between certain people or operating areas. The procedures that comprise each Chinese Wall may vary depending on the location of the particular wall or the times when it is operative. A Chinese Wall may need to be in place only at certain times or on a constant basis. A Chinese Wall may need to be located between various operating areas, between divisions, between teams within a division and even, temporarily, between staff who are on the same team but assigned to different accounts. The existence and proper maintenance of Chinese Walls will allow Barclays to serve simultaneously the needs of customers who have competing interests. For the most part, the maintenance of Chinese Walls will reduce the occurrence of conflicts of interest within Barclays as well as reduce the possibility of abuse of Inside Information.

Regardless of the existence of specific Chinese Walls, the following procedures should be observed by all employees at all times:

1. Never communicate confidential information to anyone outside Barclays except for communications with auditors, approved counsel or other experts who have been specifically engaged for certain matters. Communicate confidential information inside Barclays only on a need-to-know basis.

2. Do not communicate confidential information through a Chinese Wall unless permission is obtained from the appropriate designated manager or the Manager of Compliance.

3. Never discuss confidential information in a public place such as an elevator, a restaurant or a hallway.

4. Always log off your computer before leaving the area for any length of time and at the end of the day.

5. Use systems and information solely for authorized activities.

6. Notify a supervisor of any unauthorized use or misuse of the system or information or any activity that appears questionable.

7. Maintain the secrecy of passwords and other system access identification.

8. Prevent others from using a terminal to which another employee has logged on until that employee has logged off.

9. Keep documents and papers containing confidential information in locked file cabinets or other secured facilities. Do not leave papers and documents containing confidential information exposed on desks or credenzas.

CODE OF ETHICS

Adopted Under Rule 17j-1

Stephens Inc. ("Stephens") is confident that its officers, directors and employees act with integrity and good faith. Stephens recognizes, however, that personal interests may conflict with the interests of the Barclays Global Investor Funds Inc. and Master Investment Portfolio (the "Funds"), where certain Stephens personnel ("Access Persons"):

know about any of the Funds’ present or future portfolio transactions; or

have the power to influence portfolio transactions made by or for any of the Funds; and

engage in personal transactions in securities.

In an effort to prevent any conflicts from arising, and in accordance with Rule 17j1(b)(1) under the Investment Company Act of 1940, Stephens has adopted this Code of Ethics to prohibit transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures.

1. About this Code of Ethics.

Stephens adopts as a Code of Ethics the principles contained in the Code of Ethics of the Funds, which is attached hereto as Exhibit A (the "Funds’ Code").

1. Who is covered by the Code of Ethics?

All Stephens officers and directors who, in the ordinary course of business, make, participate in or obtain information (other than publicly disclosed information) regarding the purchase or sale of a security by any of the Funds, or make recommendations to any of the Funds regarding such purchases or sales.

1. Statement of General Principles.

In recognition of the trust and confidence placed in Stephens by the Funds and their shareholders, and because Stephens believes that its operations should benefit the Funds’ shareholders, Stephens has adopted the following general principles to guide its Access Persons:

1. The interests of the Funds’ shareholders are paramount. You must place shareholder interests before your own.

2. You must accomplish all personal securities transactions in a manner that avoids even the appearance of a conflict of your personal interests with those of the Funds and their shareholders.

3. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your positions with the Funds, or that bring into question your independence or judgment.

1. Required Course of Conduct.

Stephens has determined that all Access Persons under this Code of Ethics are also subject to the Funds’ Code. Accordingly, as an Access Person, you must comply with the Funds’ Code and with its reporting requirements.

1. Review and Enforcement of the Funds’ Code.

1. The Review Officer’s Duties and Responsibilities.

A Review Officer will be appointed by Stephens to perform the following duties:

1. The Review Officer will receive copies of the reports that the Access Persons file with the Funds, and will confer at least quarterly with the Funds’ Review Officer to determine compliance by the Access Persons with the Funds’ Code.

2. If the Review Officer determines that a Funds’ Code violation may have occurred, the Review Officer must submit the determination and any explanatory material provided by the person to the Stephens Ethics Committee. The Stephens Ethics Committee will independently determine whether the person violated the Funds’ Code.

1. Sanctions.

If the Stephens Ethics Committee finds that the person violated the Funds’ Code, the Stephens Ethics Committee will impose upon the person sanctions that it deems appropriate.

1.     Recordkeeping.

Stephens will maintain records as set forth below. These records will be available for examination by representatives of the Securities and Exchange Commission.

1. A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

2. A list of all persons who are, or within the past five years have been, required to submit reports under this Code of Ethics will be maintained in an easily accessible place;

3. A copy of each report made by an Access Person under this Code of Ethics will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

4. A record of any Funds’ Code violation and of any sanctions imposed will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

1. .    Miscellaneous.

    Periodic Review and Reporting. The Review Officer of Stephens will report to the Board of Directors or Trustees of each of the Funds at least annually as to the operation of this Code of Ethics and will address in any such report the need (if any) for further changes or modifications to this Code of Ethics.

Adopted this _____ day of February, 2000.